UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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◻	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material under §240.14a-12

Sovos Brands, Inc.

_______________________________________________________________________________________

(Name of Registrant as Specified in Its Charter)

_______________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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MESSAGE FROM OUR CHAIRMAN

Sovos Brands, Inc.
168 Centennial Parkway, Suite 200
Louisville, CO 80027

April 25, 2022

Dear Fellow Stockholders:

It is my pleasure to invite you to the 2022 Annual Meeting of Sovos Brands Stockholders – our first Annual Meeting as a public company. The meeting will update you on the great progress the Company has made as well as give you an opportunity to provide feedback to the Company and the Board of Directors. We value your comments and take them into account as we perform our Board responsibilities.

The Board continues to be proud of and impressed by our Sovos Brands team. The team executed a successful initial public offering in September of 2021, while also maintaining Sovos Brands as the fastest-growing food company of scale in the United States (as of March 15, 2022). Your Board is focused on supporting the team and the Company with effective corporate governance and oversight as we continue to grow the business sustainably, deliver long-term value for our stockholders and build out the Company’s ESG framework.

Although 2021 presented complex and, to some extent, unprecedented challenges, our agile, growth-oriented and experienced team successfully navigated those adverse market conditions. The Sovos Brands team remains laser focused on increasing household penetration, successful category expansion and continuing to bring our consumers high-quality, “one-of-a kind” brands. The Board is excited about the potential for Sovos Brands as it continues to grow, implement its strategic goals and mature as a public company.

We greatly appreciate and value stockholder feedback, and on behalf of the Board, I would like to encourage all my fellow stockholders to send us their thoughts, and to vote on the proposals to be presented at the Annual Meeting. As we approach that meeting, please contact us with any questions at CorporateSecretary@sovosbrands.com. You can also provide your questions in advance of the Annual Meeting via www.proxyvote.com.

On behalf of the entire Board of Directors, thank you for your support.

Sincerely,

William R. Johnson
Sovos Brands Board Chair

WILLIAM R. JOHNSON SOVOS BRANDS BOARD CHAIR

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders (the “Annual Meeting”) of Sovos Brands, Inc., a corporation organized under Delaware law (the “Company”), will be held at 9:00 a.m. Mountain Time on June 9, 2022. The Annual Meeting will be a completely virtual meeting conducted via live webcast. We believe this is the most effective approach for enabling increased stockholder attendance and participation while also protecting the health and safety of our stockholders, directors and participating employees.

	Agenda	Board Recommendation	Meeting Logistics
Item 1

Elect Todd R. Lachman, Neha U. Mathur, and Valarie L. Sheppard as Class I Directors to serve until the 2025 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified;

FOR each nominee

When:

Wednesday, June 9, 2022

How I can attend:

Visit virtualshareholdermeeting.com/SOVO2022 and enter your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. You may also submit questions in advance through www.proxyvote.com and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials until 9:59 p.m. Mountain Time on June 8, 2022.

Item 2	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.	FOR
We may also transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Who Can Vote:

Holders of record of our common stock as of the close of business on April 12, 2022 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to CorporateSecretary@sovosbrands.com stating the purpose of the request and providing proof of ownership of Company stock. The list of these stockholders will also be available during the Annual Meeting after entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

This Proxy Statement and the Company’s Annual Report to Stockholders for the year ended December 25, 2021 (the “2022 Annual Report”) will be released on or about April 25, 2022 to our stockholders on the Record Date.

By Order of the Board of Directors,

Isobel Jones, Corporate Secretary
April 25, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 9, 2022: This Proxy Statement and our 2022 Annual Report to Stockholders are available at https://www.proxyvote.com/.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

Cautionary Note Regarding Forward-Looking Statements

This Proxy Statement contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding Sovos Brands’ market opportunity, anticipated growth, and future financial performance, including with respect to the Company’s compensation programs. These forward-looking statements are based on Sovos Brands’ current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause Sovos Brands’ actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.

These risks and uncertainties are more fully described in Sovos Brands’ filings with the Securities and Exchange Commission (the “SEC”), including in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 25, 2021, and other filings and reports that Sovos Brands may file from time to time with the SEC. Moreover, Sovos Brands operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks, nor can Sovos Brands assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Sovos Brands may make. In light of these risks, uncertainties and assumptions, Sovos Brands cannot guarantee that future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent managements’ beliefs and assumptions only as of the date of this Proxy Statement. Sovos Brands disclaims any obligation to update forward-looking statements except as required by law.

Proxy Statement Summary

Proxy Statement Summary

voting at the meeting

Stockholders of Record. If you are a stockholder of record, you may vote:

BY INTERNET: You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
BY TELEPHONE: You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
BY MAIL: You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or

ELECTRONICALLY AT THE MEETING:

If you attend the meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 9:59 p.m., Mountain Time, on June 8, 2022. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.

Beneficial Owners of Shares Held in “Street name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. You may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date.

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Proxy Statement Summary

Corporate Governance Highlights

Board Governance Practices

Independent Board Chair

Strong Board diversity, with 3 of 8 directors being women, including the Chair of the Audit Committee

Fully independent Compensation Committee and Nominating and Corporate Governance Committee

Sunset for classified Board not later than the annual meeting of stockholders following the fifth anniversary of our IPO

Director resignation policy tied to failure to receive the support of a majority of votes cast

Robust Corporate Governance Guidelines

Robust Code of Conduct and Ethics

Audit Committee oversight of cyber-risk

Annual CEO evaluation by the Compensation Committee

Annual Board and committee self-assessments

Regular executive sessions of the independent directors, at the Board and committee level

Establishing stock ownership guidelines to be applicable to directors and executive officers

Our Class I Director Nominees At A Glance

NAME	AGE	independence	PRINCIPAL OCCUPATION	SOVOS COMMITTEE MEMBERSHIPS
Todd R. Lachman	59	Non-independent	Founder and CEO of Sovos Brands, Inc.	None
Neha U. Mathur	30	Independent	Vice President, Advent International Corporation	Nominating and Corporate Governance Committee
Valarie L. Sheppard	58	Independent	Retired Treasurer and Controller, Procter & Gamble Co.	Chair, Audit Committee

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Proxy Statement Summary

PERFORMANCE AND KEY Compensation Highlights

Business Performance Highlights

2021 proved to be an exceptional year for Sovos Brands thanks to the entire Sovos team and all our partners who worked tirelessly during this landmark year, notably, our frontline heroes who came to work every day to produce our absolutely delicious Sovos products.

We delivered record financial performance in 2021 and exceeded our full year guidance on Net Sales and Adjusted EBITDA while achieving many important milestones, such as becoming the #2 brand in the pasta and pizza sauce category and successfully completing our IPO last fall.

Net sales of $719.2 million represented an increase of $159.1 million, or 28.4%, for fiscal 2021 compared to fiscal 2020. The increase in net sales was primarily due to a $106.3 million, or 34%, increase in Rao’s net sales, the majority of which was driven by higher sauce and frozen shipments to key customers. Household penetration of our sauce business grew to 10.9% in fiscal 2021, up over 260 basis points compared to fiscal 2020. As we exited the fourth quarter of 2021, Rao’s became the #2 pasta & pizza sauce brand in dollar consumption. Higher shipments for noosa, namely in spoonable yogurt, drove an incremental $10.0 million of net sales. The Birch Benders brand, which was acquired in October 2020 and was therefore not included for a full year in the results for fiscal 2020, accounted for $47.3 million of the increase.

Net income of $1.9 million represented a decrease of $8.9 million, or 82.3%, for fiscal 2021 primarily as a result of significant inflationary pressures as well as transaction- and IPO- related activities. Adjusted EBITDA1 of $115.1 million represented an increase of $24.0 million, or 26.3%, for fiscal 2021 compared to fiscal 2020. The increase in Adjusted EBITDA was primarily a result of higher net sales and the acquisition of Birch Benders in October 2020, offset by incremental costs from inflationary pressures and global logistical constraints, and higher promotional spending.

The strength of our underlying business is evident in our financial results as well as the measurable gains in market share and household penetration of our core offerings. While the operating environment remains highly fluid and supply chain pressures continue to persist, we will continue to execute on our plan to relentlessly pursue outsized top line growth, leveraging our growth-oriented capabilities and organization while protecting our margins through pricing actions and productivity initiatives. In addition to our expectations for continued strong growth in volume, we are confident that we are taking the actions needed to support another year of strong profitable growth in 2022.

NET SALES			ADJUSTED EBITDA[1]
2020	2021	28% ä	2020	2021	26% ä
$560.1M	$719.2M		$91.1M	$115.1M

1.	Adjusted EBITDA is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to most directly comparable GAAP measures.

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Proxy Statement Summary

Summary of Key Compensation Practices

What We Do
●
Alignment of pay and performance
●
Significant proportion of compensation linked to performance
●
All long-term compensation is equity-based
●
Engagement of an independent compensation consultant
●
Ban on hedging, pledging, and short sales of Sovos securities for executives and directors
●
Limited perquisites
●
Stock ownership guidelines to be implemented for executives and directors

What We Do Not Do
●
No single trigger cash severance benefits upon a change in control under executive severance plan
●
No cash component in long-term incentive plans
●
No re-pricing or backdating of options without stockholder approval
●
No guaranteed salary increases or bonuses for our current executives
●
No payment of dividends or dividend equivalents until performance units are earned
●
No evergreen or reload feature; no shares added to stock plan without stockholder approval
●
No excessive perquisites

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Questions and Answers about the 2022 Annual Meeting of Stockholders

Proxy Statement

This Proxy Statement contains information relating to the solicitation of proxies by the Board of Directors (the “Board”) of Sovos Brands, Inc. (“Sovos Brands” or the “Company”) for use at our 2022 Annual Meeting of Stockholders (the “Annual Meeting”). Our Annual Meeting will be held at 9:00 a.m. Mountain Time on Thursday, June 9, 2022, by means of a live, virtual-only online webcast.

Only stockholders of record as of the close of business on April 12, 2022 (the “Record Date”) are entitled to receive notice of the Annual Meeting and to vote during the Annual Meeting or any continuation, adjournments or postponements of the Annual Meeting. As of the Record Date, there were 100,893,453 shares of our common stock issued and outstanding and entitled to vote during the Annual Meeting. In accordance with the rules of the Securities and Exchange Commission (“SEC”), we are furnishing our proxy materials, including this Proxy Statement and our Form 10-K for the year ended December 25, 2021, to our stockholders via Internet. On or about April 25, 2022, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) that contains instructions on how to access our proxy materials on the Internet and how to vote. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice of Internet Availability.

Questions and Answers about the 2022 Annual Meeting of Stockholders

Why did I receive these proxy materials?

You are viewing or have received these proxy materials because the Board of Directors of Sovos Brands (the “Board”) is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under SEC rules and that is designed to assist you in voting your shares.

On or about April 25, 2022 we will mail to our stockholders the Internet Notice containing instructions on how to access this Proxy Statement and our 2022 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and 2022 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained in the Internet Notice.

If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

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Questions and Answers about the 2022 Annual Meeting of Stockholders

What is “householding” and what if I want to receive my own set of materials?

The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

What is proposed for stockholders to approve at the Annual Meeting?

At the Annual Meeting, our stockholders will be asked to:

●	Elect Todd R. Lachman, Neha U. Mathur, and Valarie L. Sheppard as Class I Directors to serve until the 2025 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified;
●	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
●	Transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

What does the Board recommend?

The Board of Directors (the “Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:

●	FOR the election of Todd R. Lachman, Neha U. Mathur, and Valarie L. Sheppard as Class I Directors; and
●	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

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Questions and Answers about the 2022 Annual Meeting of Stockholders

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is April 12, 2022. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of common stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 100,893,453 shares of common stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in "street name", and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16 digit control number or otherwise vote through the bank or broker.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting online or by proxy, of the holders of a majority in voting power of the common stock entitled to vote at the Annual Meeting will constitute a quorum.

Who can attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting conducted via live webcast. We believe this is the most effective approach for enabling increased stockholder attendance and participation while also protecting the health and safety of our stockholders, directors and participating employees. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SOVO2022 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. See below for more information regarding submitting questions in advance of the Annual Meeting and accessing the meeting on the meeting date.

You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/SOVO2022. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. You may also join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 9:00 a.m. Mountain Time. We encourage you to

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Questions and Answers about the 2022 Annual Meeting of Stockholders access the meeting prior to the start time. Online check-in will begin at 8:55 a.m. Mountain Time and you should allow ample time for the check-in procedures.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, the Chair of the Annual Meeting is authorized by our Amended and Restated Bylaws to adjourn the meeting, without the vote of stockholders.

What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote:

●	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
●	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
●	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or
●	Electronically at the Meeting—If you attend the meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 9:59 p.m., Mountain Time, on June 8, 2022. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.

Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. Without your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date.

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Questions and Answers about the 2022 Annual Meeting of Stockholders

Can I change my vote after I submit my proxy?

Yes. If you are a registered stockholder, you may revoke your proxy and change your vote:

●	by submitting a duly executed proxy bearing a later date;
●	by granting a subsequent proxy through the Internet or telephone;
●	by giving written notice of revocation to the Secretary prior to or at the Annual Meeting; or
●	by voting online at the Annual Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting using your 16-digit control number or otherwise voting through your bank or broker.

Who will count the votes?

A representative of The Carideo Group, our inspector of election, will tabulate and certify the votes.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors as specified above and elsewhere in this Proxy Statement.

Why hold a virtual meeting?

The Annual Meeting will be a completely virtual meeting conducted via live webcast. We believe this is the most effective approach for enabling increased stockholder attendance and participation while also protecting the health and safety of our stockholders, directors and participating employees. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/SOVO2022. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/SOVO2022.

Will there be a question and answer session during the Annual Meeting?

In connection with the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during or prior to the meeting that are pertinent to the Company and meeting matters, as time permits. Questions not related to the proposals being voted on will be deferred until the formal

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Questions and Answers about the 2022 Annual Meeting of Stockholders business of the Annual Meeting has been concluded. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things irrelevant to the business of the Company or to the business of the Annual Meeting; related to material non-public information of the Company, including the status or results of our business since our last periodic report; related to any pending, threatened or ongoing litigation; related to personal grievances; derogatory references to individuals or that are otherwise in poor taste; substantially repetitious of questions already posed by another stockholder; in excess of the two question limit; in furtherance of the stockholder’s personal or business interests; or out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary of the meeting in their reasonable judgment.

You may also submit questions in advance through www.proxyvote.com and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials until 9:59 p.m. Mountain Time on June 8, 2022. Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors

The plurality of the votes cast by the holders of shares present in person or represented by proxy at the meeting and entitled to vote thereon. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors.

Votes withheld and broker non-votes will have no effect on the outcome of this proposal.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the shares of stock of the Company which are present in person or by proxy and entitled to vote thereon.	Abstentions will have the same effect as a vote against this proposal. There will be no broker non-votes on this proposal.

What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions will have the same effect as a vote against the ratification of the appointment of Deloitte & Touche LLP.

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Deloitte & Touche

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Questions and Answers about the 2022 Annual Meeting of Stockholders

LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

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Corporate Governance

Corporate Governance

board of Directors composition summary chart

The members of each of the Board committees and committee chairpersons are set forth below:

NAME	COMMITTEE COMPOSITION
	AUDIT	COMPENSATION	NOMINATING & CORPORATE GOVERNANCE
Todd R. Lachman (CEO)
William R. Johnson (Board Chair)
Jefferson M. Case
Robert L. Graves
Neha U. Mathur
Daniel Poland[1]
David W. Roberts[2]
Valarie L. Sheppard
Vijayanthimala (Mala) Singh

Committee Chair	Committee Member

(1)	Mr. Poland resigned from the Board effective December 20, 2021, in order to return to full-time employment at another company.
(2)	Mr. Roberts joined the Audit Committee on an interim basis to fill the vacancy resulting from Mr. Poland’s resignation, until such time as the Company is able to recruit and appoint a new independent director.

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Corporate Governance

key attributes of our board

INDEPENDENCE	AGE

GENDER	DIVERSITY

BOARD DIVERSITY

The following table sets forth certain diversity statistics concerning the members of the Board of Directors:

HIDDEN_ROW
Board Diversity Matrix (as of April 25, 2022)
Total Number of Directors: 8
	Female	Male
Part I: Gender Identity
Directors	3	5
Part II: Demographic Background
Asian	2	-
White	1	5

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Corporate Governance

Class I Director Nominees (terms to expire at 2022 annual meeting)

See biographical information below under “Proposal 1 – Election of Class I Directors.”

Class II Directors (terms to expire at the 2023 annual meeting)

Robert L. Graves, 55 Director

Mr. Graves has served as our Vice President, Strategic Initiatives and as a director since November 2018. Mr. Graves has served as the owner of Morning Fresh Dairy Farm, LLC since May 1989. Previously, Mr. Graves served as co-founder of Noosa Yoghurt from December 2009 to November 2018. Mr. Graves also previously served as a director of Noosa Yoghurt. We believe Mr. Graves’s role as a co-founder of Noosa Yoghurt makes him well qualified to serve as a director.

David W. Roberts, 38 Director, Chair of the Nominating and Corporate Governance Committee, Member of the Audit Committee and Compensation Committee

Mr. Roberts has served as a director since January 2017. Mr. Roberts has been a principal at Advent International Corporation (“Advent”) since January 2017 and served in various positions at Advent since July 2012. Mr. Roberts has served as a director on the board of various companies, including Noosa Yoghurt from 2014 to 2018. He earned his B.A. in economics from Princeton University and his M.B.A. from The Wharton School of the University of Pennsylvania. We believe Mr. Roberts’s experience as a director of various companies and his affiliation with Advent, whose managed funds’ common stock holdings represent a majority of our outstanding common stock, make him well qualified to serve as a director.

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Vijayanthimala (Mala) Singh, 51 Director, Member of the Compensation Committee and Nominating and Corporate Governance Committee

Ms. Singh has served as a director since September 2021. Ms. Singh has served as Chief People Officer of Electronic Arts, Inc., a video game company, since November 2016. Previously, Ms. Singh served as Chief People Officer of minted, LLC, an online marketplace of independent artists and designers, from January 2014 to October 2016. Prior to January 2014, Ms. Singh held various positions for Electronic Arts, Inc., Bristol-Myers Squibb Company and Cigna Corporation. Ms. Singh currently serves on the executive advisory board of a private venture capital firm. She earned her B.A. in organization psychology from Rutgers University and her M.H.R.M. from Rutgers University. We believe Ms. Singh’s experience as a chief people officer of Electronic Arts Inc., including her experience developing compensation programs and talent for a growing company, and her experience as an advisory board member of a venture capital firm make her well qualified to serve as a director.

Class III Directors (terms to expire at the 2024 Annual Meeting)

William R. Johnson, 73 Board Chair, Member of the Audit Committee and Compensation Committee

Mr. Johnson has served as Chairman of the Board and a director since January 2017. Mr. Johnson has served as an operating partner of Advent since June 2014. Prior to June 2014, Mr. Johnson held various management and executive positions, including chairman, president and chief executive officer, for H.J. Heinz Company, a global packaged foods manufacturer. Previously, Mr. Johnson also held various positions for Drackett Company, a manufacturer of household cleaning products, Ralston Purina Company, an animal feed, food and pet food company, and Anderson-Clayton & Co., a food products company. Mr. Johnson currently serves as chairman of the board of United Parcel Service, Inc. Mr. Johnson has also served as a director on the boards of other publicly traded CPG companies, including The Clorox Company and PepsiCo, Inc. He earned his B.A. in political science from the University of California, Los Angeles and his M.B.A. from the University of Texas. We believe Mr. Johnson’s significant senior management experience gained through over 13 years of service as the chairman and over 15 years as chief executive officer of the H.J. Heinz Company, a corporation with significant international operations and a large, labor intensive workforce, as well as his deep experience in operations, marketing, brand development and logistics make him well qualified to serve as a director.

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Corporate Governance

Jefferson M. Case, 44 Director, Chair of the Compensation Committee

Mr. Case has served as a director since January 2017. Mr. Case has been a managing director at Advent since January 2014 and served in various positions at Advent since August 2001. Mr. Case also previously served as a director of Party City Holdco Inc., a party goods and Halloween specialty retailer, and a director of Noosa Yoghurt and currently serves as a director on the boards of various private companies. He earned his B.A. in economics from Davidson College and his M.B.A. from Harvard Business School. We believe Mr. Case’s experience serving as a director of various companies and his affiliation with Advent, whose managed funds’ common stock holdings represent a majority of our outstanding common stock, make him well qualified to serve as a director.

CORPORATE GOVERNANCE

In connection with our initial public offering and listing on the NASDAQ on September 23, 2021, our Board of Directors adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics in the “Corporate Governance” section under the “Investors” tab on our investor relations website located at ir.sovosbrands.com.

BOARD COMPOSITION; CLASSIFIED BOARD SUNSET

Our Board currently consists of eight members, each of whom is identified above. As set forth in our Amended and Restated Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms of approximately equal size. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Beginning at the first annual meeting of stockholders following the earlier of (i) the fifth anniversary of our initial public offering and (ii) a fiscal year end at which Advent, our significant stockholder, holds less than 50% of the voting power of our common stock necessary to elect our directors (the “Sunset”), the directors whose terms expire at such annual meeting and any subsequent annual meeting will be elected to hold office for a one-year term expiring at the next annual meeting of stockholders and until such director’s successor is elected and qualified. The Board will be fully declassified following the third annual meeting after the Sunset with all directors standing for election for one-year terms.

DIRECTOR INDEPENDENCE

We are a “controlled company” under the corporate governance rules of the NASDAQ and, therefore, we are not required to have a majority of independent directors serving on our Board. However, our Board is currently composed entirely of independent directors other than Mr. Lachman, our Founder, President and CEO, and Mr. Graves, co-founder of Noosa Yoghurt and our Vice President, Strategic Initiatives. Specifically, our Board has affirmatively determined that each of Mr. Johnson, Mr. Case, Ms. Mathur, Mr. Roberts, Ms. Sheppard and Ms. Singh qualifies as independent in accordance with the NASDAQ corporate governance rules. In considering the

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Corporate Governance

independence of Mr. Case, Ms. Mathur and Mr. Roberts, our Board considered that each of them is an affiliate of Advent, our significant stockholder.

As a “controlled company” we also are not required to have a Compensation Committee or a Nominating and Corporate Governance Committee composed entirely of independent directors. However, our Compensation Committee and Nominating and Corporate Governance Committee are composed of entirely independent directors. Under Rule 10A-3 of the Exchange Act and NASDAQ listing rules, our Audit Committee is required to be composed of at least three members, one of whom must be independent upon the listing of our common stock, a majority of whom must be independent within 90 days of listing and each of whom must be independent within one year of listing. We are currently in compliance with the permitted phase-in period under the applicable audit committee rules and have two independent directors on our Audit Committee. Our Board determined that Mr. Roberts, based on his affiliation with Advent noted above, does not qualify as independent for purposes of serving on the Audit Committee under the applicable rules. We expect to have an Audit Committee composed entirely of directors who are independent for such purposes within one year of listing, as required. See “Board and Committee Meetings—Audit Committee” below.

DIRECTOR CANDIDATES

Each year, at the Annual Meeting, the Board proposes a slate of director nominees. Stockholders may also recommend candidates for election to the Board, as described below. The Board has delegated the process of screening potential director candidates to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for periodically reviewing with the Board the appropriate criteria that directors are required to fulfill (including experience, qualifications, attributes, skills and other characteristics) in the context of the Board’s current composition and needs in light of the Company’s circumstances.

In identifying and screening director candidates, the Nominating and Corporate Governance Committee considers whether the candidates fulfill the criteria for directors approved by the Board, including integrity, objectivity, independence, sound judgment, leadership, courage and diversity of experience (for example, in relation to finance and accounting, strategy, risk management, industry expertise, human capital experience, policy-making, etc.). In addition, the Company recognizes and embraces the benefits of having a diverse Board. In evaluating the Board’s composition, the Nominating and Corporate Governance Committee will consider diversity among other relevant considerations, including, but not limited to, diversity of gender, age, race, ethnicity, cultural and educational background, professional experience, skills, knowledge and length of service.

The Nominating and Corporate Governance Committee values the input of stockholders in identifying director candidates. The Nominating and Corporate Governance Committee considers recommendations for Board candidates submitted by stockholders using substantially the same criteria it applies to recommendations from the Committee, directors and members of management. Stockholders may submit recommendations by providing the person’s name and appropriate background and biographical information in writing to the Nominating and Corporate Governance Committee by email at CorporateSecretary@SovosBrands.com or by mail c/o Corporate Secretary, Sovos Brands, Inc., 1901 Fourth Street, #200, Berkeley, CA 94710. Invitations to serve as a nominee are extended by the Board via the Chair of the Board and the Chair of the Nominating and Corporate Governance Committee.

DIRECTOR RESIGNATION POLICIES; MAJORITY VOTING AND CHANGE IN PRINCIPAL OCCUPATION

To stand for election, all incumbent directors must have submitted to the Company an irrevocable letter of resignation from the Board and its committees in a form approved by the Company that will become effective upon the Board’s acceptance of the letter of resignation upon the failure of the director to have received the support of a majority of the votes cast at a stockholder meeting in an uncontested election. In the event that such incumbent director nominee fails to receive a majority of the votes cast in an uncontested election at a

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Corporate Governance

stockholder meeting, the Nominating and Corporate Governance Committee (not including the subject director, if a member of such committee) will assess the appropriateness of such person continuing to serve as a director and will recommend to the Board the action to be taken with respect to such resignation. In determining whether or not to recommend that the Board accept any resignation, the Nominating and Corporate Governance Committee may consider all factors believed relevant by its members. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and rationale within 90 days from the publication of the election results. A director nominee fails to receive the affirmative vote of a majority of votes cast when the number of “withhold” votes in respect of such director nominee’s election exceeds the number of votes “for” such director nominee’s election (excluding broker non-votes).

When a director’s principal occupation or business association changes from the position such director held when originally invited to join the Board, the director must promptly tender his or her resignation for consideration to the Nominating and Corporate Governance Committee and the Chair of the Board. The Nominating and Corporate Governance Committee and the Chair of the Board will review whether it would be appropriate for the director to continue serving on the Board, and such resignation will be accepted upon the affirmative vote of the Chair of the Board and a majority of the Nominating and Corporate Governance Committee. Directors are also expected to inform the Chair of the Nominating and Corporate Governance Committee of other events that could reasonably be perceived to be relevant to the consideration of ongoing independence. Effective December 20, 2021, in accordance with the Corporate Governance Guidelines, the Chair of the Board and the members of the Nominating and Corporate Governance Committee unanimously determined to accept the resignation of Daniel Poland from the Board and each of its committees in light of his new position of employment. Mr. Poland had notified the Chairman and the Committee that he was returning to full-time employment at another company; and therefore tendered his resignation as required by the Company’s Corporate Governance Guidelines.

COMMUNICATIONS FROM INTERESTED PARTIES

BY EMAIL CorporateSecretary@SovosBrands.com	BY WRITING c/o Corporate Secretary, Sovos Brands, Inc., 1901 Fourth Street, #200, Berkeley, CA 94710

Stockholders and other interested parties are invited to communicate to the Board or its committees by email at CorporateSecretary@SovosBrands.com or by mail c/o Corporate Secretary, Sovos Brands, Inc., 1901 Fourth Street, #200, Berkeley, CA 94710. At the direction of the Board, all mail received may be opened and screened for security purposes. In addition, items that are unrelated to the duties and responsibilities of the Board will be excluded. Stockholders and interested parties should not send items, including but not limited to the following, which will be excluded: spam, junk mail and mass mailings, product complaints or inquiries, new product suggestions, resumes, job inquiries, surveys, business solicitations and advertisements. In addition, material that is trivial, obscene, unduly hostile, threatening, illegal or similarly unsuitable items will be excluded. Any excluded communication will be made available to any independent, non-employee director upon request.

BOARD LEADERSHIP STRUCTURE

The Company currently has an independent Chair of the Board. However, the Board does not have a fixed policy regarding the separation of the offices of Chair of the Board and CEO, and believes that it should maintain the flexibility to select the Chair of the Board and its leadership structure, from time to time, based on the criteria that it deems in the best interests of the Company and its stockholders. When the Chair and the Chief Executive Officer are the same individual, or when the Chair otherwise does not qualify as an independent director, the independent directors will select from among the independent directors a Lead Independent Director with such responsibilities as determined by the Board.

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Corporate Governance

BOARD ROLE IN RISK OVERSIGHT

BOARD OF DIRECTORS

The Board has responsibility for the oversight of risk management. In that role, throughout the year, the Board reviews and discusses our strategic plan and the risks and opportunities we face. The Board routinely receives reports from management on the business and related risks.

COMMITTEES The Board has also delegated to its committees the areas of risk that are most pertinent to their respective responsibilities:

Audit Committee

●
oversees risk management of the Company with respect to internal controls and disclosure controls and procedures
●
oversees and engages with the independent auditor on important financial and audit risks and also reviews and discusses with management and, where applicable, internal audit and the independent auditor, significant risks or exposures, including cybersecurity risk, and the Company’s related policies and practices
●
reviews the Company’s disclosures relating to the Board’s role in risk oversight

Compensation Committee

●
reviews, at least annually, the Company’s compensation policies and practices for executives, management employees and employees generally to assess whether such policies and practices could lead to excessive risk taking behavior and the manner in which any risks arising out of the Company’s compensation policies and practices are monitored and mitigated and adjustments necessary to address changes in the Company’s risk profile

Nominating and Corporate Governance Committee

●
discusses in coordination with the Audit Committee the relationship between the Board’s leadership structure and its role in risk oversight of the Company
●
plays a role in monitoring key governance risks in relation to emerging trends and evolving stockholder preferences

MANAGEMENT Risk is inherent in any business, and our management is responsible for the day-to-day management of risks that we face.

BOARD AND MANAGEMENT EVALUATIONS AND SUCCESSION PLANNING

The Board oversees the succession planning process for the senior executive team and the Company’s program for management development. The Board periodically reviews management development and succession plans with respect to senior management positions. The Board considers from time to time as appropriate potential successors to the CEO, including in the event of an emergency or other departure of the CEO. The CEO reports from time to time to the Board on succession planning and management development.

The Board will also conduct annual self-assessments of the full Board and each of its committees, under the supervision of the Nominating and Corporate Governance Committee.

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Corporate Governance

EXECUTIVE SESSIONS OF NON-MANAGEMENT DIRECTORS

As provided in the Corporate Governance Guidelines, the non-management directors meet regularly in executive session without members of management present. If any of the non-management directors do not qualify as an “independent director,” at least once a year an additional executive session would be held, attended only by independent directors. The executive sessions have such agendas and procedures as are determined by the non-management and independent directors, as applicable. An independent presiding director convenes and presides at such sessions. Authority in such sessions to act on behalf of the Company or the Board on any matters requires an express delegation of authority by the Board.

BOARD MEETINGS AND COMMITTEES

There were 10 meetings of the Board of Directors during the fiscal year ended December 25, 2021. During the fiscal year ended December 25, 2021, each director attended at least 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.

The Board currently has three committees: Audit, Compensation and Nominating and Corporate Governance. Each committee has its own charter, which sets forth the responsibilities of each committee, the qualifications of its members and the procedures of the committee. Each committee charter provides that the committee will conduct a self-assessment and review its charter annually. The committee charters are available on our investor relations website at https://ir.sovosbrands.com. Subject to applicable regulations and listing rule requirements, the Board retains discretion to form new committees or disband current committees depending upon the circumstances. The Nominating and Corporate Governance Committee recommends the appointment of directors to various committees and the appointment of committee chairs, for Board approval.

AUDIT COMMITTEE	Meetings in 2021: 5
Valarie L. Sheppard (Chair)	William R. Johnson	David W. Roberts

The primary purposes of the Audit Committee include overseeing:

●	audits of the financial statements of the Company;
●	the integrity of the Company’s financial statements;
●	the Company’s processes relating to risk management,
●	management’s design and maintenance of the Company’s internal control over financial reporting and disclosure controls and procedures including with respect to cybersecurity;
●	the qualifications, engagement, compensation, independence and performance of the Company’s independent auditor, and the auditor’s conduct of the annual audit of the Company’s financial statements and any other services provided to the Company;
●	the performance of the Company’s internal audit function (as applicable);
●	compliance, code of business conduct and ethics, discussing our risk management and risk assessment policies, including with respect to cybersecurity risk;
●	producing the annual report of the Committee required by applicable SEC rules; and
●	reviewing and approving or ratifying any related person transactions.

Each of Mr. Johnson, Mr. Roberts and. Ms. Sheppard qualifies as an “audit committee financial expert” as such term has been defined by the SEC in Item 407(d) of Regulation S-K. Our Board has affirmatively determined that Ms. Sheppard and Mr. Johnson meet the definition of an “independent director” for the purposes of serving on the Audit Committee under applicable NASDAQ rules and Rule 10A-3 under the Exchange Act. Mr. Roberts joined the Audit Committee on an interim basis to fill the vacancy resulting from Mr. Poland’s resignation on December 20,

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Corporate Governance

2021, until such time as the Company is able to recruit and appoint a new independent director. We intend to comply with these independence requirements for all members of the Audit Committee within the time periods specified under such rules. The Audit Committee is governed by a charter that complies with the rules of NASDAQ.

COMPENSATION COMMITTEE		Meetings in 2021: 4
Jefferson M. Case (Chair)	William R. Johnson	David W. Roberts	Mala Singh

The primary purposes of the Compensation Committee include assisting the Board in overseeing the Company’s employee compensation policies and practices, including:

●	evaluating, recommending and approving executive officer compensation arrangements, plans, policies and programs;
●	administering Company-wide and executive bonuses plans or programs and equity-based compensation plans; and
●	producing the annual report of the Committee when required by applicable SEC rules (i.e., after the Company ceases to be an emerging growth company).

Each member of the committee qualifies as independent for Compensation Committee purposes under applicable NASDAQ and SEC rules. Mr. Case and Mr. Roberts do not qualify as “non-employee’ directors as defined under Rule 16b-3 promulgated under the Exchange Act. Accordingly, a Subcommittee of the Compensation Committee composed of Mr. Johnson and Ms. Singh, each of whom qualifies as a “non-employee director,” approves equity awards granted to officers subject to Section 16 of the Exchange Act in order to provide for available exemptions provided by Rule 16b-3.

In 2021, the Compensation Committee engaged Aon Consulting, Inc., a compensation consulting firm, to assist in the development of our executive and non-employee director compensation programs following our initial public offering (our “IPO”), including the development of the Sovos Brands, Inc. 2021 Equity Incentive Plan and the related design of our long-term incentives. As part of this process, the Compensation Committee reviewed a compensation assessment provided by Aon comparing our executive compensation to that of a group of peer companies within our industry. Members of the Compensation Committee also reviewed information from Aon comparing our director compensation program with a group of peer companies and received input and advice on our non-employee director compensation. Aon reports directly to the Compensation Committee. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Aon and has determined that Aon’s work does not raise a conflict of interest.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE		Meetings in 2021: 1
David W. Roberts (Chair)	Neha U. Mathur	Mala Singh

The primary purposes of the Nominating and Corporate Governance Committee include to

●	identify and screen individuals qualified to serve as directors and recommend to the Board candidates for nomination for election at the annual meeting of stockholders or to fill Board vacancies;
●	develop, recommend to the Board and review the Company’s Corporate Governance Guidelines;
●	coordinate and oversee the annual self-evaluation of the Board and its committees; and
●	review on a regular basis the overall corporate governance of the Company and recommend improvements for approval by the Board where appropriate.

The members of our Nominating and Corporate Governance Committee are Neha U. Mathur, David W. Roberts, and Mala Singh, each of whom is an independent director.

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Corporate Governance

COMPENSATION COMMITTEE INTERLOCKS

During 2021, William R. Johnson, Jefferson M. Case, David W. Roberts, Mala Singh and Carol Tomé each served on our Compensation Committee. Ms. Tomé stepped down from our Board and the Compensation Committee prior to the IPO. During 2021, none of our executive officers served (i) as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on our Compensation Committee, or (ii) as a member of the compensation committee of another entity, one of whose executive officers served on our Board.

CODE OF BUSINESS CONDUCT AND ETHICS

We have a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We have posted a current copy of the Code of Business Conduct and Ethics on our investor relations website, https://ir.sovosbrands.com/, in the “Corporate Governance” section under “Investors.” In addition, we intend to post on our website all disclosures that are required by law or the NASDAQ rules concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.

ANTI-HEDGING AND ANTI-PLEDGING POLICIES

Under our Insider Trading Policy, our directors and executive officers as well as our senior vice presidents, certain vice presidents, assistant controller, director of internal audit and SEC reporting manager and others identified from time to time, are not permitted to purchase a financial instrument or enter into any transaction that is designed to hedge, establish downside price protection or otherwise offset declines in the market value of our common stock, including puts, calls, prepaid variable forward contracts, equity swaps, collars, exchange funds (excluding broad-based index funds) and other financial instruments that are designed to or have the effect of hedging or offsetting any decrease in the market value of our common stock. Additionally, such persons also may not pledge Company securities, including as collateral for a margin loan.

Director Compensation

The following table sets forth information concerning the compensation of our directors, other than Mr. Lachman, for fiscal 2021. None of the directors who are employed by us or by Advent received director compensation. For Mr. Lachman’s compensation for fiscal years 2021 and 2020, please see the “Summary Compensation Table” and related disclosure below.

	Fees Earned or	Stock	All Other
	Paid in Cash	Awards	Compensation		Total
Position	($)	($)1	($)		($)
Jefferson M. Case	—	—	—		—
Robert L. Graves	—	—	398,782	(2)	398,782
William R. Johnson	125,000	2,933,010	—		3,058,010
Neha Mathur	—	—	—		—
Daniel L. Poland (3)	100,000	304,510	—		404,510
David Roberts	—	—	—		—
Valarie Sheppard	10,417	100,000	—		110,417
Vijayanthimala (Mala) Singh	8,333	100,000	—		108,333
Carol Tomé (4)	93,750	116,811	—		210,561

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Corporate Governance

(1)	Includes the aggregate grant date fair value of time-based restricted stock unit awards (“Director RSUs”) granted to non-employee directors in connection with the Company’s IPO as computed in accordance with FASB ASC Topic 718 excluding the effect of estimated forfeitures, as follows: $1 million for Mr. Johnson, $250,000 for Mr. Poland, $100,000 for Ms. Sheppard and $100,000 for Ms. Singh. The Director RSUs granted to Mr. Johnson and Mr. Poland vest ratably over three years following the grant date, subject to continued service on each vesting date. Mr. Poland forfeited his Director RSUs in connection with his departure from the Board in December 2021. The RSUs granted to Ms. Sheppard and Ms. Singh vest in full upon the earlier of (x) one year from the date of grant and (y) immediately prior to our first annual meeting of stockholders following our initial public offering, subject to continued service on such date.

For Mr. Johnson and Mr. Poland, also includes the incremental fair value of awards that were modified in connection with the IPO. A change in the vesting of the existing Performance-Based Incentive Units (as defined below), which was also reflected in the Performance-Based Restricted Stock (as defined below) resulted in a modification to the grants and required the shares to be revalued as of the IPO date. The resulting modified grant date fair value was $1,238,966 for Mr. Johnson and $54,510 for Mr. Poland. On November 4, 2021, the Company modified a portion of the Time-Based and Performance-Based Restricted Stock Awards (each as defined below). As a result of this modification, a portion of the shares that would have vested based upon a 4.0 MOIC (including any related linear interpolation, the “Original Vesting Criteria”) instead vest on the last day of fiscal 2022 or on the last day of fiscal 2023, or upon achievement of the Original Vesting Criteria, if earlier. For Mr. Johnson, the incremental fair value of $694,044 is included in the “Stock awards” column above. See “Equity Compensation—Restricted Stock Awards” below for further discussion.

Outstanding awards as of December 25, 2021, included: 5,516 Time-Based Restricted Stock awards, 252,850 Performance-Based Restricted Stock awards and 83,333 Director RSUs held by Mr. Johnson, no Director RSUs held by Mr. Poland, 8,333 Director RSUs held by each of Ms. Sheppard and Ms. Singh, and 1,426 Time-Based Restricted Stock awards and 23,909 Performance-Based Restricted Stock awards held by Ms. Tomé.

(2)	For Mr. Graves, reflects compensation for his service as our Vice President, Strategic Initiatives, which includes: base salary of $283,250; annual cash incentive award/bonus of $87,468; $3,839 for tax reimbursements related to insurance premiums; $2,615 for 401(k) matching contributions; and $21,430 for health insurance premiums.
(3)	Mr. Poland ceased serving on the Board as of December 20, 2021.
(4)	Ms. Tomé ceased serving on the Board as of August 19, 2021, prior to our IPO.

In connection with our IPO, our Board approved a new compensation program for non-employee directors as follows: cash fees of $100,000 per year and, if applicable, $25,000 per year for service as chair of a committee and $25,000 per year for service as chair of the Board, in each case, pro-rated for any partial periods of service. Subject to approval by the Board, non-employee directors will be granted Director RSUs under the 2021 Equity Incentive Plan (or any successor plan) each year immediately following the annual meeting of our stockholders, with the number of shares subject to such award determined by dividing $100,000 by the fair market value of our common stock on the date of grant. Each annual equity grant will vest in full, subject to continued service on such date, upon the earlier of (x) one year from the date of grant and (y) immediately prior to our next annual meeting of stockholders. Employees of Advent are not eligible under the program.

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Proposal 1: Election of Class I Directors

Proposal 1: Election of Class I Directors

“FOR” each of the nominees set forth below.]
What am I voting on and how should I vote?

The Board has nominated for election each of the Class I Directors, Todd R. Lachman, Neha U. Mathur, and Valarie L. Sheppard, to serve on the Board until the annual meeting of stockholders to be held in 2025 and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal.

The Board of Directors unanimously recommends a vote FOR the election of each of the below Class I Director nominees.

NOMINEES

Todd R. Lachman, 59 Director; Founder, President and CEO

Mr. Lachman has served as our President and Chief Executive Officer since January 2017 and has served as a director since January 2017. Prior to joining Sovos Brands, Mr. Lachman served as operating partner of Altamont Capital Partners, a private equity firm, from May 2015 to March 2016 and a senior advisor to Advent from March 2016 to January 2017. For over 30 years, Mr. Lachman has delivered growth and value creation for some of the largest CPG companies in the United States. Prior to May 2015, Mr. Lachman served as global president of Mars Petcare, served as president of Mars Chocolate North America and Latin America and held various positions at Del Monte Foods Company, the H.J. Heinz Company and The Procter & Gamble Company. Mr. Lachman currently serves on the board of a private company. He earned his B.A. in economics and art history from Colby College and his M.B.A. from the Northwestern University Kellogg School of Management. We believe Mr. Lachman’s experience and perspective as our founder and Chief Executive Officer as well as his extensive CPG experience make him well qualified to serve as a director.

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Proposal 1: Election of Class I Directors

Neha U. Mathur, 30 Director, Member of the Nominating and Corporate Governance Committee

Ms. Mathur has served as a director since September 2021. Ms. Mathur has been a Vice President at Advent since June 2020. Previously, Ms. Mathur co-founded and served on the board of directors of Nom Pot Company from January 2019 to May 2020. From June 2019 to August 2020, she was a summer vice president at Bain Capital, LP and an associate at Advent from August 2016 to July 2018. Prior to August 2016, Ms. Mathur was a business analyst at McKinsey & Company. She earned her B.S. in economics from The Wharton School of the University of Pennsylvania, her B.S.E. in systems engineering from the University of Pennsylvania School of Engineering and Applied Science and her MBA from Harvard Business School. We believe Ms. Mathur’s experience as a director of a food delivery service company and her affiliation with Advent, whose managed funds’ common stock holdings represent a majority of our outstanding common stock, make her well qualified to serve as a director.

Valarie L. Sheppard, 58 Director, Chair of the Audit Committee

Ms. Sheppard has served as a director since September 2021. Prior to retiring in March 2021, Ms. Sheppard served as treasurer, controller and executive vice president, company transition leader of The Procter & Gamble Company, a multinational consumer goods company, and served as senior vice president, treasurer, comptroller of The Procter & Gamble Company from October 2013 to April 2019. Prior to October 2013, Ms. Sheppard held various management positions for The Procter & Gamble Company, where she had been employed since 1986. Ms. Sheppard previously served as compensation committee chair on the board of directors of Anixter, Inc., a provider of business-to-business distribution logistics services and supply chain solutions, until it was sold in 2020. She earned her B.S. in accounting from Purdue University and her M.S. in industrial administration from the Purdue University Krannert School of Management. We believe Ms. Sheppard’s experience with The Procter & Gamble Company, including as its treasurer and controller, as well as her substantial finance and accounting experience, which makes her an “audit committee financial expert,” make her well qualified to serve as a director.

recommendation of the board of directors

The Board of Directors unanimously recommends for the election of each of the Class I Directors—Todd R. Lachman, Neha U. Mathur and Valarie L. Sheppard—to serve until the 2025 annual meeting and until such director’s successor is duly appointed and qualified.

VOTE REQUIRED

Re-election is determined by the plurality of the votes cast by the holders of shares presented in person or represented by proxy and entitled to vote thereon. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors. Only “FOR” votes will affect the outcome.

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Proposal 1: Election of Class I Directors

Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented thereby for the election as a Class I Director of the person whose name and biography appears above. In the event that any of Todd R. Lachman, Neha U. Mathur, and Valarie L. Sheppard should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board of Directors has no reason to believe that any of Mr. Lachman, Ms. Mathur, and Ms. Sheppard will be unable to serve if elected. Each of Mr. Lachman, Ms. Mathur, and Ms. Sheppard has consented to being named in this Proxy Statement and to serve if elected.

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Proposal 2: Ratification of Independent Registered Public Accounting Firm

Proposal 2: Ratification of Independent Registered Public Accounting Firm

Our Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of Deloitte & Touche LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

Deloitte & Touche LLP also served as our independent registered public accounting firm for the fiscal year ended December 25, 2021. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Deloitte & Touche LLP is expected to attend the 2022 Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

In the event that the appointment of Deloitte & Touche LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent registered public accounting firm for the fiscal year ending December 30, 2023. Even if the appointment of Deloitte & Touche LLP is ratified, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the interest of the Company.

Fees Paid to the Independent Public Accounting Firm

The following table summarizes the fees of Deloitte & Touche LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services, and billed to us in each of the last two fiscal years for other services:

Fee Category	2021	2020
Audit Fees	$938,876	$718,784
Audit-Related Fees	2,241,632	124,264
Tax Fees	488,559	265,649
Total Fees	$3,669,067	$1,108,697

Audit Fees

Audit fees consist of professional services rendered for the annual audit of consolidated financial statements, and work related to the adoption of ASC 842, Leases, for the year ended December 25, 2021, and the annual audit of consolidated financial statements, audit of financial statements of subsidiaries and transitioning an AICPA audit to a PCAOB audit for all years included in the registration statement for the year ended December 26, 2020.

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Proposal 2: Ratification of Independent Registered Public Accounting Firm

Audit-Related Fees

Audit-related fees consist of review of our Registration Statement on Form S-1 and related underwriter comfort letter procedures in connection with our IPO and quarterly reviews for the year ended December 25, 2021, and professional services related to ASC 842 and the Birch Benders acquisition for the year ended December 26, 2020.

Tax Fees

Tax fees consist of professional services rendered for the years ended December 25, 2021, and December 26, 2020.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee is exclusively authorized and directed to consider and, in its discretion, approve in advance any services (including the fees and material terms thereof) proposed to be carried out for the Company by the independent auditor or by any other firm proposed to be engaged by the Company as its independent auditor. In connection with approval of any permissible tax services and services related to internal control over financial reporting, the Audit Committee will discuss with the independent auditor the potential effects of such services on the independence of the auditor. The Audit Committee has delegated authority to the Chair of the Committee to approve services by the independent auditor, provided that the aggregate expected fees for such services does not exceed $250,000 (it being understood that the Chair will report any such approval of services to the full Committee at its next meeting).

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2022.

Vote Required

This proposal requires the affirmative vote of the holders of a majority in voting power of the shares of stock of the Company which are present in person or by proxy and entitled to vote thereon. Abstentions will have the same effect as a vote against this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Deloitte & Touche LLP, there will not be any broker non-votes in connection with this proposal.

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Report of the Audit Committee of the Board of Directors

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed the audited consolidated financial statements of Sovos Brands, Inc. for the fiscal year ended December 25, 2021 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2021.

Members of the Audit Committee

Valarie Sheppard, Chair

William Johnson

David Roberts

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Executive Compensation

Executive Compensation

The following compensation tables and related disclosure should be read together. This discussion contains forward-looking statements that are based on our current plans and expectations regarding future compensation programs. See “Cautionary Note Regarding Forward-Looking Statements.” Actual compensation programs that we adopt may differ materially from the programs summarized in this discussion.

Overview and Identification of the NEOs

This section provides an overview of our executive compensation program, including a narrative description of the material factors necessary to understand the information disclosed in the compensation tables below with respect to our “named executive officers,” or “NEOs.” We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 and have included compensation information for a limited number of NEOs as permitted under applicable SEC rule, including our principal executive officer and our two most highly compensated executive officers serving as of December 25, 2021, the end of our 2021 fiscal year (“fiscal 2021”). We have not included a compensation discussion and analysis of our executive compensation programs or tabular compensation information other than the Summary Compensation Table and the Outstanding Equity Awards table. In addition, for so long as we are an emerging growth company, we will not be required to submit certain executive compensation matters to our stockholders for advisory votes, such as “say-on-pay” and “say-on-frequency” of say-on-pay votes.

Our NEOs for fiscal 2021 were:

Todd R. Lachman	Christopher W. Hall	Richard P. Greenberg
Our Founder, President and Chief Executive Officer and a Director	Our Chief Financial Officer	Served as our Chief Commercial Officer for fiscal 2021 until his departure from the Company on February 11, 2022, to become chief executive officer at another company.

Summary compensation table

The following table sets forth certain information relating to the total compensation awarded to, earned by or paid to our NEOs in fiscal 2021.

					Non-Equity
				Stock	Incentive Plan	All Other
		Salary	Bonus	Awards	Compensation	Compensation	Total
Name and principal position	Year	($)	($)(2)	($)(3)	($)(4)	($)(5)	($)
Todd R. Lachman	2021	725,000	294,230	11,762,837	643,413	157,841	13,583,321
President and Chief Executive Officer	2020	700,000	—	—	1,750,000	123,687	2,573,687
Christopher W. Hall	2021	440,000	79,363	2,234,321	173,549	28,629	2,955,862
Chief Financial Officer	2020	425,000	—	—	510,000	21,172	956,172
Richard P. Greenberg (1)	2021	425,000	89,250	2,570,604	195,755	52,469	3,333,078
Chief Commercial Officer	2020	400,200	—	—	620,260	34,712	1,055,172
(1)	Mr. Greenberg resigned as the Chief Commercial Officer of the Company effective as of February 11, 2022.

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Executive Compensation

(2)	Represents the amount under the 2021 Annual Incentive Plan that the Compensation Committee determined in its discretion to be paid out for the second-half performance period. See discussion under “Annual Cash Incentive Awards—2021 Annual Incentive Plan” below.
(3)	Represents the aggregate grant date fair value of time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) granted in connection with the Company’s IPO as computed in accordance with FASB ASC Topic 718, as follows:

Name	Time-based RSUs	Performance-based RSUs
Todd R. Lachman	$3,360,000	$1,985,760
Christopher W. Hall	$1,000,000	$591,000
Richard P. Greenberg	$750,000	$443,250

The grant date fair value of the PSUs reflected in the stock awards column and in the table above is computed based on the probable outcome of the performance conditions as of the grant date, which is at maximum. This amount is consistent with the estimate of aggregate compensation cost to be recognized by the Company over the performance period of the award determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in calculating the valuations are set forth in Note 15 to the Company’s consolidated financial statements for fiscal 2021. The foregoing table reflects the highest level of performance conditions being achieved.

Also includes the incremental fair value of awards that were modified in connection with the IPO. A change in the vesting of the existing Performance-Based Incentive Units (as defined below), which was also reflected in the Performance-Based Restricted Stock (as defined below) resulted in a modification to the grants and required the shares to be revalued as of the IPO date. The resulting modified grant date fair value was $4,542,277 for Mr. Lachman, $545,114 for Mr. Hall and $988,898 for Mr. Greenberg.

On November 4, 2021, the Company modified a portion of the Performance-Based Restricted Stock Awards (as defined below). As a result of this modification, a portion of the shares that would have vested based upon a 4.0 MOIC (including any related linear interpolation, the “Original Vesting Criteria”) instead vest on the last day of fiscal 2022 or on the last day of fiscal 2023, or upon achievement of the Original Vesting Criteria, if earlier. This column of the Summary Compensation Table reflects an incremental fair value of $1,874,799 for Mr. Lachman, $98,208 for Mr. Hall and $388,456 for Mr. Greenberg in connection with such modification.

(4)	Represents performance-based amounts earned in fiscal 2021 under our 2021 Annual Incentive Plan (as described below).
(5)	Payments to our NEOs included in the “All Other Compensation” column for fiscal 2021 include the following:

	Long term
	Disability	Life	Legal	401(k)	Health	Tax
	Insurance	Insurance	Fees	Matching	Insurance	Reimbursements
Name	Premiums	Premiums	(a)	Contributions	Premiums	(b)	Total
Todd R. Lachman	$10,941	$38,655	$16,728	$10,342	$34,966	$46,209	$157,841
Christopher W. Hall	$360	$1,081	$—	$3,553	$23,635	$—	$28,629
Richard P. Greenberg	$2,361	$2,956	$—	$11,400	$34,966	$786	$52,469

(a) Represents payments made by the Company for legal fees on behalf of Mr. Lachman for estate planning in advance of the Company’s IPO.

(b) Represents reimbursements by the Company for taxes relating to payments of insurance premiums on behalf of each of the NEOs.

elements of our executive compensation

In fiscal 2021, we primarily compensated our NEOs through a combination of base salary, annual cash incentive awards and equity awards, which were granted in connection with our IPO, modified in contemplation of our IPO or modified following our IPO, as described below. Our NEOs are also entitled to certain other benefits, subject to their enrollment, including a 401(k) plan with matching contributions, life insurance and group health insurance. We cover the tax payments for our NEOs with respect to their life and health insurance premiums. In light of our

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Executive Compensation

contemplated IPO, we also provided certain limited estate planning benefits to our CEO in fiscal 2021. The components of our fiscal 2021 compensation program are described in more detail below:

Base Salary

Base salary is paid to attract and retain qualified talent and is set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance. The annual base salaries for fiscal 2021 for each of Messrs. Lachman, Hall and Greenberg are set forth in the Summary Compensation Table above in the “Salary” column. Effective as of January 1, 2022, Mr. Lachman’s base salary increased to $800,000 annually and Mr. Hall’s salary increased to $465,000 annually.

Annual Cash Incentive Awards

We award annual cash incentive opportunities to each of our NEOs under the Sovos Annual Cash Incentive Plan (the “Annual Incentive Plan”). The Annual Incentive Plan is an important part of our total compensation as it encourages participants to work proficiently toward improving operating performance at the Company by providing performance-based annual cash incentive awards to motivate and reward eligible employees for the achievement of, meeting and/or exceeding pre-determined performance objectives based on their category of participation. Performance objectives are established annually by our Compensation Committee for different categories of participation, such as the “Shared Corporate” category, for employees with corporate or shared services responsibilities, and the “Operating Segments” category, which is tied to performance of our operating segments. All of our executive officers, including each of our NEOs, participate in the Shared Corporate category.

Typically, annual cash incentive payments are determined by the level of achievement of the established performance objectives on a weighted basis for the applicable category. For employees other than our executive officers, the final annual cash incentive payment can also be impacted by the employee’s level of achievement of individual business objectives established at the beginning of the applicable plan year; however, total payments under the Annual Incentive Plan cannot exceed the total “Pool Funding Level” achieved.

2021 Annual Incentive Plan

Under the Annual Incentive Plan for fiscal 2021 (the “2021 Annual Incentive Plan”), in order for the annual incentive pool to begin to be funded for the Shared Corporate category, which is the category applicable to our NEOs, the Company must achieve a minimum threshold of 90% of each established performance target for the category in the applicable performance period. If the minimum performance threshold of 90% of any of the performance targets for the Shared Corporate category is not satisfied, the pool is not funded and no annual cash incentive payments become payable to Shared Corporate category participants, including our NEOs. If the Company achieves the Shared Corporate category performance targets exactly, the bonus pool is funded at 100%, and if the Company achieves 120% or more of the Shared Corporate category performance targets, the applicable bonus pool is funded at the maximum level of 200%, as illustrated below. The 2021 Annual Incentive Plan operates in a similar manner with respect to the Operating Segments category.

In order to aid retention as the Company evaluated certain transactions, including the IPO, our Compensation Committee determined to bifurcate the performance periods into three separate measurements to provide for a mid-year and year-end payout tied to the satisfaction of the performance objectives. Accordingly, under the 2021 Annual Incentive Plan, performance goals were set based on (i) the first-half performance period from December 27, 2020 through June 26, 2021 (the “first-half performance period”), (ii) the second-half performance period from June 27, 2021 through December 25, 2021 (the “second-half performance period”), and (iii) the 2021 annual performance period. Specifically, the 2021 Annual Incentive Plan provided that

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Executive Compensation

payouts for each performance period would be determined as follows, subject to the final determination by the Compensation Committee:

Base Pay X Bonus Target	X	40%	X	Bonus Funding First-half performance period results Top-Line and Bottom Line	=	October 1, 2021 Payout

Base Pay X Bonus Target	X	40%	X	Bonus Funding Second-half performance period results Top-Line and Bottom Line	=	April 1, 2022 Payout

Base Pay X Bonus Target	X	20%	X	Bonus Funding Full-year performance period results Top-Line and Bottom Line	=	April 1, 2022 Payout

In addition, to determine the 2021 Annual Incentive Plan payouts, participants were also assigned individual target bonus opportunities as a percentage of their base salary, which percentage was based on their level of responsibility and, in Mr. Lachman’s case, exceeded the target stated in the Lachman Employment Agreement. The target bonus opportunities approved by our Compensation Committee for each of the NEOs for fiscal 2021 were:

●	Mr. Lachman: 135%;
●	Mr. Hall: 60%; and
●	Mr. Greenberg: 70%

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Executive Compensation

At the beginning of fiscal 2021, our Compensation Committee approved the performance targets for the Shared Corporate category applicable to our NEOs. Performance targets were set to be challenging but attainable based on the expectations for the business at the time that the goals were set.

Performance Period	Target Metrics (1) (millions)	Weighting	Actual Performance (1) (millions)	Payout Percentage Per Metric	Payout Percentage Per Performance Period
First-half performance period	Net Revenue of $342.9	50%	Net Revenue of $351.2	110%	118%
	Adjusted EBITDA of $60.1	50%	Adjusted EBITDA of $63.3	125%
Second-half performance period	Net Revenue of $376.4	50%	Net Revenue of $368.0	90%	75% (2)
	Adjusted EBITDA of $61.2(2)	50%	Adjusted EBITDA of $52.3	0%
Full-year performance period	Net Revenue of $719.3	25%	Net Revenue of $719.2	100%	93%
	Adjusted EBITDA of $122.2(2)	25%	Adjusted EBITDA of $115.6	70%
	Adjusted Cash Flow of +$39.0	50%	Adjusted Cash Flow of +$39.2	100%
(1)	For purposes of the 2021 Annual Incentive Plan, the Company calculated the target performance measures as follows: Adjusted EBITDA was based on the Company’s calculation of Adjusted EBITDA of $115.1 million reported in the Company’s Form 10-K for the fiscal year ended December 25, 2021 filed with the SEC further adjusted for approximately $400,000 related to the six-month period ended June 26, 2021; and (b) Adjusted Cash Flow was calculated as cash flow adjusted for debt restructuring and IPO activity. For each of Adjusted EBITDA and Adjusted Cash Flow, initial targets did not take into consideration certain public company costs, which the Compensation Committee believed to be appropriate in connection with the IPO. Initial Adjusted EBITDA targets for the second-half performance period and full-year performance periods, were set at $66.8 million and $126.9 million, respectively. Target Adjusted EBITDA and Adjusted Cash Flow performance metrics were aligned to revised internal performance targets relating to estimated public company expenses, which are included in the table above. The amounts for the first-half and full-year performance periods are reflected in the “Non-Equity Incentive Compensation” column of the Summary Compensation Table above.
(2)	Although the Adjusted EBITDA target for the second-half performance period was not achieved, which would have resulted in no payout for the second-half performance period under the 2021 Annual Incentive Plan, the Compensation Committee exercised its discretion to approve payout at 75%. See below for further discussion. These amounts are reflected in the “Bonus” column of the Summary Compensation Table above.

Fiscal 2021 was a remarkable year for the Company in many ways. In addition to executing the IPO, the Company effectively navigated a complex operating environment. The Company achieved strong topline growth and performed in the top quintile of the Company’s industry. Specifically, as indicated in the table above, the Company achieved above-target results achieving a payout percentage of 118% for the first-half performance period. The Company faced significant headwinds during the second-half performance period, including due to exogenous pressures such as inflation, resulting in below-target adjusted EBITDA that would have resulted in a $0 payout for the second-half performance period. However, in consideration of the team’s tenacity and agility in managing the Company through a challenging period, the successful completion of the IPO, the Company’s overall performance as compared to other CPG companies and the competitiveness of the talent market, the Compensation Committee approved a payout of 75% for the second-half performance period. The Compensation Committee approved a 93% payout based on the level of performance that was achieved over the full-year despite the second-half market pressures impact on the full-year performance period results.

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Executive Compensation

Based on the level of performance achieved across the three performance periods in fiscal 2021 plus the Committee’s determination to use discretion to payout at 75% for the second-half performance period, as indicated in the table and further described above, our Compensation Committee approved a final funding levels and payouts for our NEOs as follows:

	First-half	Second-half	Full-year
	performance	performance	performance	Aggregate	Percent of
Named Executive Officer	period	period	period	payout	Base Salary
Mr. Lachman	$461,970	$294,230	$181,442	$937,642	129%
Mr. Hall	$124,608	$79,363	$48,941	$252,912	57%
Mr. Greenberg	$140,420	$89,250	$55,335	$285,005	67%

Equity Compensation

2017 Equity Incentive Plan

Prior to the IPO, awards were issued to the NEOs under the Sovos Brands Limited Partnership 2017 Equity Incentive Plan (the “2017 Plan”), which provided for grants of such incentive units (the “Time-Based Incentive Units” and the “Performance-Based Incentive Units”), to our employees, independent directors and other service providers, as well as to directors, employees and other service providers of our subsidiaries or affiliates.

In connection with the IPO, our NEOs received shares of Sovos Brands, Inc. common stock in respect of their vested Time-Based Incentive Units. Additionally, pursuant to a restricted stock award agreement with us and Sovos Brands Limited Partnership, our NEOs also received restricted common stock in respect of their unvested Time-Based Incentive Units and unvested Performance-Based Incentive Units. Following the IPO, we have not granted and will not grant any further awards under the 2017 Plan. See “Restricted Stock” below for a discussion of Sovos Brands, Inc. common stock distributed by Sovos Brands Limited Partnership with respect to Time-Based Incentive Units and Performance-Based Incentive Units.

2021 Equity Incentive Plan

In connection with our IPO, we adopted the Sovos Brands, Inc. 2021 Equity Incentive Plan (the “2021 Plan”). The 2021 Plan provides flexibility to motivate, attract and retain the service providers who are expected to make significant contributions to our success and allow participants to share in such success. The purposes of the 2021 Plan are to align the interests of eligible participants with our stockholders by providing incentive compensation tied to the Company’s performance and to advance the Company’s interests and increase stockholder value by attracting, retaining and motivating personnel.

Under the 2021 Plan, we may grant RSUs (with time-based and/or performance-based vesting), stock options (both incentive and non-qualified), stock appreciation rights, restricted stock awards and other stock-based awards to our employees, officers, non-employee directors or any natural person who is a consultant or other personal service provider to the Company or any of its subsidiaries or affiliates. All awards granted to participants under the 2021 Plan are represented by an award agreement.

As of March 26, 2022, approximately 7,426,379 shares of common stock are available for awards under the 2021 Plan (for such purposes, treating PSUs that are eligible to vest at greater than 100% at 100%). The share reserve will be reduced by one share for each share subject to an award. Any shares of common stock delivered under the 2021 Plan shall consist of authorized and unissued shares or treasury shares. The shares of common stock that are withheld from any stock option or stock appreciation right in payment of the exercise, base or purchase price or taxes relating to such an award, not issued or delivered as of result of the net settlement of any stock option or any share-settled stock appreciation right, or repurchased by the Company on the open market with the proceeds of a stock option, will be deemed to have been delivered under the 2021 Plan and will not continue to be available for further awards under the 2021 Plan.

The 2021 Plan is administered by our Compensation Committee, which solely consists of independent directors as determined by our Board in accordance with NASDAQ rules, as appointed by the Board from time to time. Equity

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Executive Compensation

awards granted under the 2021 Plan to our directors and officers who are subject to Rule 16b-3 promulgated under the Exchange Act may be granted by the Subcommittee of the Compensation Committee, which is composed of two “non-employee directors” as defined under such Rule, or by the full Board in order to ensure their exemption under Rule 16b-3, as permitted under the 2021 Plan and under applicable law. The Compensation Committee may also from time to time delegate authority to Mr. Lachman as CEO to grant awards to employees below VP-level, who are not subject to Section 16 of the Exchange Act, consistent with 2021 Plan design approved by the Committee.

Restricted Stock

As described above, in connection with the IPO, our NEOs received shares of common stock in respect of their vested Time-Based Incentive Units. Additionally, pursuant to a restricted stock award agreement with us and Sovos Brands Limited Partnership, our NEOs received shares of restricted common stock in respect of their unvested Time-Based Incentive Units (such shares, the “Time-Based Restricted Stock”) and their unvested Performance-Based Incentive Units previously (such shares, the “Performance-Based Restricted Stock”) granted under the 2017 Plan. Under their applicable restricted stock agreements, the Time-Based Restricted Stock continues to vest on the same schedule as the Time-Based Incentive Units with respect to which such Time-Based Restricted Stock was distributed. The Performance-Based Restricted Stock vests based on Advent’s receipt of aggregate cash amounts (including marketable securities as such term is defined in the Incentive Unit award agreements) representing at least an MOIC of 2.0 MOIC, 2.5 MOIC, 3.0 MOIC, and 4.0 MOIC, as applicable, with linear interpolation between MOIC achievement levels. Performance will be measured on a change in control or as Advent sells shares of our common stock following our IPO. Performance will also be measured on the earlier of (i) the 30 month anniversary of our IPO and (ii) the point in time when Advent owns 25% or less of the shares it held before our IPO, with, in each case, all shares still held by Advent at such time valued at the average trading price over a period of 30 consecutive days. Pursuant to their respective restricted stock award agreements, certain holders of Performance-Based Restricted Stock awards, including Mr. Lachman and Mr. Hall, have the opportunity to elect to have performance measured at the point in time when Advent owns 25% or less of the shares it held before the IPO rather than upon the 30-month anniversary of the IPO. The Performance-Based Restricted Stock awards eligible for vesting on the achievement of 2.0 MOIC were also eligible to vest if Advent’s receipt of aggregate cash amounts, including the value of our shares held by Advent following the IPO (valued for such purposes at the average trading price over the first 30 consecutive days after the IPO) would result in Advent’s achievement of 2.0 MOIC. Based on the foregoing, such 2.0 MOIC Performance-Based Restricted Stock awards vested effective November 3, 2021. Vesting of Performance-Based Restricted Stock Awards is subject to continued employment on the applicable measurement date, except as described in the section titled “Potential Payments upon Termination of Employment or Change of Control — Treatment of Incentive Units” below. See the “Outstanding Equity Awards as of December 25, 2021” below. Vesting of Performance-Based Restricted Stock Awards is subject to continued employment on the applicable measurement date, except as described in the section titled “Potential Payments upon Termination of Employment or Change of Control — Treatment of Incentive Units” below. See the “Outstanding Equity Awards as of December 25, 2021” below.

The foregoing description reflects modifications to vesting terms of the Performance-Based Incentive Units that were made in connection with the IPO. The incremental expense associated with these modifications is reflected in the Summary Compensation Table above. Following the IPO, the Compensation Committee determined to further modify a portion of the restricted stock awards, including for certain of our NEOs, to provide that a portion of the shares that would have vested based upon a 4.0 MOIC (including any related linear interpolation) instead vest on the last day of fiscal 2022 or on the last day of fiscal 2023, or upon achievement of the 4.0 MOIC vesting criteria, if earlier.

IPO Equity Grants

In connection with the IPO on September 23, 2021, the Board granted RSUs under the 2021 Plan to our salaried employees, including our NEOs as follows: 280,000 RSUs to Mr. Lachman, 83,333 RSUs to Mr. Hall and 62,500 RSUs to Mr. Greenberg. The RSUs will cliff vest in full upon third anniversary of the date of grant, subject to continued service on such date. In connection with the IPO, the Board also granted PSUs under the 2021 Plan to our vice presidents, senior vice presidents and senior executive team members, including our NEOs as follows: 280,000 PSUs to Mr. Lachman, 83,333 PSUs to Mr. Hall and 62,500 PSUs to Mr. Greenberg. The PSUs will vest based on the highest 20-day volume weighted average price of our stock during the three year period following the grant date as compared to the 20-day volume weighted average price of our stock immediately following the IPO (the “baseline stock price”), with 25% vesting upon achievement of a stock price increase of 25% over the baseline stock price and

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100% vesting upon achievement of a stock price increase of 100% over the baseline stock price, with linear interpolation between thresholds, subject to continued service on such date except as otherwise provided above in “Potential Payments upon Termination of Employment or Change of Control.” Upon a change of control (as defined in the 2021 Plan), the performance condition is deemed satisfied at 100% and the PSUs remain subject solely to time-based vesting over the remainder of the three-year period, subject to continued service on such date except as otherwise provided above in “Potential Payments upon Termination of Employment or Change of Control.”/See the “Outstanding Equity Awards as of December 25, 2021” below.

2022 Annual Equity Grants

On January 13, 2022, our executive officers, including Mr. Lachman and Mr. Hall, and certain other employees were granted their fiscal 2022 equity incentive awards. For our executive officers, these annual awards consisted of 40% RSUs and 60% PSUs. The RSUs will vest one-half on each of the first two anniversaries of the grant date, other than for the CEO whose RSUs will vest one-third on each of the first three anniversaries of the grant date, and the PSUs will vest based on the Company’s TSR on the third anniversary of the grant date. Additional RSUs were also granted to certain executive officers, other than our NEOs, and certain other employees to further reward for their efforts on behalf of the Company and assist with retaining certain key employees. Additional information regarding these awards and other elements of fiscal 2022 compensation will be included in the proxy statement for our 2023 Annual Meeting of Stockholders.

Outstanding Equity Awards at fiscal year end

The following table sets forth certain information with respect to outstanding stock awards granted to our NEOs as of December 25, 2021, our 2021 fiscal year end. As of December 25, 2021, we have not granted stock options to our NEOs.

	Stock Awards
							Equity Incentive
				Market	Equity Incentive		Plan Awards:
		Number of		Value of	Plan Awards:		Market or Payout
		Shares or		Shares or	Number of Unearned		Value of Unearned
		Units of Stock		Units of Stock	Shares, Units or		Shares, Units or
		That Have		That Have	Other Rights That		Other Rights That
		Not Vested		Not Vested	Have Not Vested		Have Not Vested
Name	Grant Date	(#)		(2)	(#)		(2)
Todd R. Lachman	6/7/2017	—		—	170,855	(3)	$2,376,593
	8/29/2017	—		—	454,722	(3)	$6,325,183
	5/1/2019	17,976	(1)(4)	$250,046	301,247	(3)	$4,190,360
	9/23/2021	280,000	(5)	$3,894,800	280,000	(6)	$3,894,800
Christopher W. Hall	11/14/2019	13,315	(1)(7)	$185,212	111,573	(3)	$1,551,980
	9/23/2021	83,333	(6)	$1,159,162	83,333	(8)	$1,159,162
Richard P. Greenberg	6/26/2017	—		—	39,427	(3)	$548,430
	8/23/2017	—		—	104,934	(3)	$1,459,632
	5/1/2019	3,424	(1)(8)	$47,628	57,380	(3)	$798,156
	9/23/2021	62,500	(5)	$869,375	62,500	(6)	$869,375
(1)	Represents the number of shares of Time-Based Restricted Stock distributed in connection with our IPO in respect of the Time-Based Restricted Incentive Units previously awarded under the 2017 Plan. The number of shares of restricted common stock issued was calculated based on the IPO price of $12.00 per share. Any Time-Based Restricted Stock Awards that do not vest will be forfeited to the Partnership.
(2)	The market value was determined based on a price of $13.91 per share, which was the closing price of our common stock on December 23, 2021, the last trading day of the 2021 fiscal year.
(3)	Represents shares of Performance-Based Restricted Stock distributed in respect of the Performance-Based Incentive Units previously awarded under the 2017 Plan. For a description of vesting requirements see “Equity Compensation – Restricted Stock” above. Any Performance-Based Restricted Stock awards that do not vest will be forfeited to Sovos Brands Limited Partnership. In connection with his departure from the Company as of February 11, 2022, Mr. Greenberg forfeited the Performance-Based Restricted Stock awards reflected in this table to Sovos Brands Limited Partnership.
(4)	Vesting commenced 11/20/2018 at a rate of 6.25% per quarter, subject to continued employment.

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Executive Compensation

(5)	RSUs will cliff vest on the third anniversary of the IPO, subject to continued service with the Company on the vesting date and the terms of the award agreement. Mr. Greenberg forfeited the unvested RSUs in connection with his departure on February 11, 2022.
(6)	PSUs vest based on the highest 20-day volume weighted average price of our stock during the three year period following the grant date as compared to the baseline stock price, with 25% vesting upon achievement of a stock price increase of 25% over the baseline stock price and 100% vesting upon achievement of a stock price increase of 100% over the baseline stock price, with linear interpolation between thresholds, subject to continued service on the vesting date and the terms of the award agreement. Mr. Greenberg forfeited the unvested PSUs in connection with his departure on February 11, 2022 as reflected in this table.
(7)	Vesting commenced 11/12/2019 at a rate of 6.25% per quarter, subject to continued employment.
(8)	Vesting commenced on 11/20/2018 at a rate of 6.25% per quarter, subject to continued employment. In connection with his retention agreement, pursuant to which Mr. Greenberg delayed his departure from the Company until February 11, 2022 in order to facilitate a smooth transition of his responsibilities, the Compensation Committee determined that the 3,424 Time-Based Restricted Stock Awards that were still unvested would vest as of Mr. Greenberg’s termination date.

EMPLOYMENT ARRANGEMENTS

Certain Agreements

The following is a summary of the material terms of our employment agreement with Mr. Lachman and our offer letters with each of Mr. Hall and Mr. Greenberg.

Todd R. Lachman

We entered into an employment agreement with Mr. Lachman in January 2017 (such agreement, as amended September 1, 2021, the “Lachman Employment Agreement”). The Lachman Employment Agreement provides for a four-year term beginning on January 31, 2017, with automatic one-year renewals thereafter. The Lachman Employment Agreement provides that Mr. Lachman will receive a base salary, which will be reviewed annually by our Board and may be increased, but not decreased without Mr. Lachman’s consent, by the Board. See the “Summary Compensation Table” above for Mr. Lachman’s base salary for fiscal 2021 and “Elements of our Executive Compensation – Base Salary” above for Mr. Lachman’s base salary effective January 1, 2022. The Lachman Employment Agreement also provides that Mr. Lachman is eligible to receive an annual performance-based cash bonus based on his performance, with a target annual bonus equal to 100% of his base salary. Additionally, the Lachman Employment Agreement also provides for awards to be issued to Mr. Lachman under the 2017 Plan and the terms of such awards, which awards were made pursuant to certain Incentive Unit award agreements. See the “Outstanding Equity Awards” table above for a summary of Mr. Lachman’s outstanding equity incentive awards as of December 25, 2021 and “Potential Payments upon Termination of Employment or Change of Control” below for more information about the treatment of Mr. Lachman’s outstanding equity awards in connection with his termination under certain circumstances.

In addition to the above, Mr. Lachman participates in the employee benefits programs offered by us to our employees generally.

Mr. Lachman may terminate the Lachman Employment Agreement at any time and for any reason with 60 days’ prior written notice, provided, however, that we may accelerate Mr. Lachman’s last day of employment to any date within the 60-day notice period without converting the resignation into anything other than a voluntary resignation. Mr. Lachman’s employment terminates automatically upon his death. We may terminate Mr. Lachman’s employment for “disability” (as defined in the Lachman Employment Agreement) upon 30 days’ prior written notice or immediately upon written notice for “cause” (as defined below). In the event that Mr. Lachman’s employment is terminated due to his death or disability, we must provide Mr. Lachman’s beneficiaries with the Accrued Benefits (as defined below) and a pro rata portion of Mr. Lachman’s annual bonus for the year in which his death or disability occurred.

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Executive Compensation

If we terminate Mr. Lachman’s employment without cause, Mr. Lachman terminates his employment for “good reason” (as defined below) or we elect not to renew the Lachman Employment Agreement, then we must provide Mr. Lachman with (i) any unpaid base salary through the date of termination (b) his unpaid annual bonus for the previous fiscal year ending on or before the termination date, as applicable, (c) following submission of proper expense reports by Mr. Lachman, reimbursement for expenses properly incurred under the terms of the Lachman Employment Agreement, and (d) all other accrued payments, benefits or fringe benefits to which he is entitled (collectively, the “Accrued Benefits”) and (ii) subject to Mr. Lachman’s execution and non-revocation of a waiver and release of claims and continued compliance with the applicable obligations and restrictive covenants in the Employment Agreement, (x) a pro rata portion of his annual bonus for the year in which the termination occurs, (y) an amount equal to his target annual bonus plus two times his base salary and (z) to the extent Mr. Lachman elects continued Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) coverage, the applicable COBRA premiums for medical, dental and vision benefits for Mr. Lachman and his eligible dependents for a period of up to 18 months.

For purposes of the Lachman Employment Agreement, “good reason” means the occurrence of one or more of the following conditions, without Mr. Lachman’s consent: (i) a reduction in Mr. Lachman’s title or a material reduction in his responsibility and authority, which is deemed to occur if Mr. Lachman becomes the chief executive officer of a division or subsidiary of an operating company in lieu of being the chief executive officer of our ultimate parent operating company, including following a change in control, (ii) a reduction in his annual base salary or target annual bonus; (iii) a change in his reporting obligations such that he no longer reports directly to the Board; (iv) relocation of his place of employment or our headquarters outside the San Francisco Bay area or (v) a material breach of the Employment Agreement by us, provided that any such condition will only constitute good reason if Mr. Lachman notifies us within 60 days after becoming aware of an event that would constitute good reason and we have not remedied the alleged event within 30 days of such notice.

For purposes of the Lachman Employment Agreement, “cause” means Mr. Lachman’s (i) willful failure or refusal to substantially perform his employment duties, (ii) willful misconduct or gross negligence in the performance of his duties, (iii) willful failure to act in good faith in accordance with specific, reasonable and lawful instructions from our Board, (iv) indictment for, conviction of, or pleading nolo contendere to, a felony, or a crime of moral turpitude that has a material effect on us, (v) intentional theft from, fraud on or embezzlement from us or our affiliates or (vi) material breach of the Lachman Employment Agreement, provided that with respect to items (i), (iii) and (vi), any such action will only constitute cause if the Board notifies Mr. Lachman in writing of such action and Mr. Lachman has not remedied the action within 30 days of such notice.

The Lachman Employment Agreement includes customary confidentiality provisions, as well as provisions relating to assignment of inventions and non-solicitation of our employees.

Christopher W. Hall

We entered into an offer letter with Mr. Hall on July 17, 2019 (the “Hall Offer Letter”) pursuant to which Mr. Hall serves as our Chief Financial Officer. The Hall Offer Letter provides for a base salary that may be increased annually based on merit. See the “Summary Compensation Table” above for Mr. Hall’s base salary for fiscal 2021 and “Elements of our Executive Compensation – Base Salary” above for Mr. Hall’s base salary effective January 1, 2022. Pursuant to the Hall Offer Letter, Mr. Hall is entitled to participate in the Annual Incentive Plan at a target rate of 60% of his annual eligible base salary and Mr. Hall received a grant of 3,500 Incentive Units under the 2017 Plan pursuant to a separate Incentive Unit award agreement. See the “Outstanding Equity Awards” table above for a summary of Mr. Hall’s outstanding equity incentive awards as of December 25, 2021 and “Potential Payments upon Termination of Employment or Change of Control” below for more information about the treatment of Mr. Hall’s outstanding equity awards in connection with his termination under certain circumstances.

Mr. Hall is also party to a confidentiality agreement with the Company. Mr. Hall participates in the employee benefits programs offered by us to our employees generally.

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Executive Compensation

Pursuant to our Executive Severance Plan (defined below), if Mr. Hall’s employment is involuntarily terminated by the Company at any time or, within 12 months following a “change in control” (as defined in the Executive Severance Plan), Mr. Hall resigns for “good reason” (as defined in the Executive Severance Plan), Mr. Hall is eligible to receive (i) the continued payment of his base salary for a period of six months, (ii) an amount equal to 0.5 times his annual target bonus for the year of termination, (iii) a pro-rata portion of his annual bonus based on Company performance in the fiscal year of his termination and (iv) up to six months of continued health benefits. In addition, under Mr. Hall’s Incentive Unit award agreement, he will be entitled to accelerated vesting of his unvested Time-Based Incentive Units outstanding immediately prior to a change in control (as defined in the agreement). For more information about the severance amounts payable to Mr. Hall, see “Executive Severance Plan” below.

Richard P. Greenberg

We entered into an offer letter with Mr. Greenberg on March 20, 2017 (the “Greenberg Offer Letter”), pursuant to which Mr. Greenberg served as our Chief Customer Officer and then our Chief Commercial Officer until he resigned from the Company on February 11, 2022. The Greenberg Offer Letter provided for a base salary that was subject to annual increases based on merit. See the “Summary Compensation Table” above for Mr. Greenberg’s base salary for fiscal 2021. Pursuant to the Greenberg Offer Letter, Mr. Greenberg was entitled to participate in the Annual Incentive Plan at a target rate of 50% his annual eligible base salary.

We entered into a retention agreement with Mr. Greenberg on January 14, 2022 (the “Greenberg Retention Agreement”) in order to provide an incentive for Mr. Greenberg to continue to work for the Company through February 11, 2022. Pursuant to the Greenberg Retention Agreement, if Mr. Greenberg remained actively employed by the Company until February 11, 2022 in the manner described in the agreement, Mr. Greenberg would receive (a) a lump sum payment of $200,000 (consisting of his bonus for the second half of fiscal 2021 in the amount of $89,250, bonus for full year fiscal 2021 in the amount of $55,335 and an additional retention cash incentive in the amount of $55,415), payment by Sovos Brands Limited Partnership of a dividend hold-back in the amount of $52,311 (which was to be paid in June 2022 assuming he was still employed by the Company), accelerated vesting of the 4,280 Time-Based Restricted Stock Awards (to the extent unvested) by Sovos Brands Limited Partnership of the time-based incentive units with respect to which the Time-Based Restricted Stock was distributed.

Mr. Greenberg is also party to a confidentiality agreement with the Company. Prior to his departure, Mr. Greenberg participated in the employee benefits programs offered by us to our employees generally.

Executive Severance Plan

The Sovos Brands Executive Severance Plan (the “Executive Severance Plan”) applies to our executive officers, other than Messrs. Lachman and Greenberg, who are entitled to severance under their respective employment agreements. The Executive Severance Plan provides that (i) upon a termination of a participant’s employment at any time by the Company without “cause” (as such term is defined in the Executive Severance Plan and excluding a termination as a result of the participant’s death or disability), or (ii) a resignation of employment by the participant for “good reason” (as such term is defined in the Executive Severance Plan) at any time during the period beginning on the date a “change in control” (as defined in the Executive Severance Plan) is consummated and ending on the 12-month anniversary of such date the participant will be entitled to receive, subject to the execution and delivery of a general release and waiver of claims in favor of the Company and related parties: (a) continuation of the participant’s base salary for six months, (b) an amount equal to 0.5 times the participant’s annual target bonus for the year in which the termination occurs, (c) a pro rata portion of the participant’s annual bonus for the year in which the termination occurs based on actual performance results achieved by us during such year, and (d) reimbursement of the premiums required to continue the participant’s group health plan coverage under COBRA for up to six months.

If a participant is party to an employment agreement, offer letter, or other contractual arrangement with us that contains severance compensation that is more favorable than the severance compensation provided under the Executive Severance Plan, then the Executive Severance Plan is not applicable to such participant.

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Executive Compensation

In addition, if any of the payments or benefits provided for under our Executive Severance Plan together with any other payments or benefits would constitute “parachute payments” within the meaning of Section 280G of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and could be subject to the related excise tax, the participant will receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the participant.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

As discussed above under “Employment Arrangements,” the Lachman Employment Agreement and Mr. Greenberg’s employment arrangements with us provide for certain severance payments in connection with their respective terminations under certain circumstances. For Mr. Hall, any severance payments for which he is eligible is provided under our Executive Severance Plan. Additionally, each of the NEOs’ equity award agreements with the Company provide for the treatment of the outstanding Time-Based Restricted Stock, Performance-Based Restricted Stock, RSUs and PSUs in connection with certain termination scenarios and a change in control, as described below.

Treatment of Outstanding Equity Awards as of December 25, 2021

The terms of the applicable award agreements and, for the RSUs and PSUs, the 2021 Plan, provide for the following treatment of vested and unvested equity awards in connection with qualifying terminations of employment or a change in control.

Mr. Lachman

Restricted Stock

In the event of a termination of Mr. Lachman’s employment without cause, for good reason or due to his death or disability (each, a “Qualifying Termination”), any unvested Time-Based Restricted Stock (and the portion of the Performance-Based Restricted Stock that is eligible to time-vest as described under “Equity Compensation – Restricted Stock” above) held by Mr. Lachman will accelerate and vest in full as of such Qualifying Termination. The terms “cause” and “good reason” are as defined in the Lachman Employment Agreement. Upon the consummation of a change in control, the unvested portion of the Time-Based Restricted Stock held by Mr. Lachman will become fully vested, subject to continued employment on the date of such change in control.

In the event of a Qualifying Termination, Performance-Based Restricted Stock held by Mr. Lachman will remain outstanding and eligible to vest. In the event of a termination of Mr. Lachman’s employment for any reason other than a Qualifying Termination, the unvested portion of the Time-Based and Performance-Based Restricted Stock are forfeited to Sovos Brands Limited Partnership.

The vested portion of the Time-Based and Performance-Based Restricted Stock are forfeited in the event of (i) the termination of Mr. Lachman’s employment for cause, (ii) Mr. Lachman’s resignation when grounds for cause exist or (iii) Mr. Lachman’s breach of certain restrictive covenants following a termination of employment.

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Executive Compensation

IPO Awards

In the event of a termination of Mr. Lachman without cause, for good reason or due to his death or disability, (i) all unvested RSUs granted to Mr. Lachman in connection with our IPO will accelerate and vest in full as of the date of such termination and (ii) all unvested PSUs will remain outstanding and eligible to vest subject to achievement of the specified performance condition. The terms “cause” and “good reason” are as defined in Mr. Lachman's employment agreement.

Mr. Hall

Restricted Stock

Upon the consummation of a change in control, the unvested portion of the Time-Based Restricted Stock held by Mr. Hall will become fully vested, subject to continued employment on the date of such change in control. In the event of a termination of Mr. Hall’s employment without cause, for good reason or due to his death or disability, the portion of the Performance-Based Restricted Stock that is eligible to time-vest as described in “Equity Compensation—Restricted Stock” above will accelerate and vest in full as of such termination. The term “cause” is as defined in the 2021 Plan and the term “good reason” is as defined in Mr. Hall’s restricted stock agreement. Except as described in the preceding sentence, in the event of a termination of Mr. Hall for any reason, the unvested portion of the Time-Based and Performance-Based Restricted Stock are forfeited. The vested portion of the Time-Based and Performance-Based Restricted Stock are forfeited in the event of (i) the termination of Mr. Hall’s employment for cause (as such term is defined in the award agreements), (ii) Mr. Hall’s resignation when grounds for cause exist or Mr. Hall’s breach of restrictive covenants following a termination of employment.

IPO Awards

In the event of a termination of Mr. Hall without cause, for good reason or due to death or disability, (i) all unvested RSUs granted in connection with our initial public offering will vest pro-rata plus one year of additional service credit as of the date of such termination, (ii) the service condition will be deemed satisfied in full for any PSUs for which the performance condition was achieved prior to the date of termination and such PSUs will fully vest as of the date of termination, and (iii) all unvested PSUs will remain outstanding and eligible to vest pro-rata plus one year of additional service credit, subject to achievement of the specified performance condition. The terms “cause” and “good reason” are as defined in applicable award agreements. Upon a qualifying termination of employment following a change in control, all unvested RSUs and PSUs will accelerate and vest in full as of the date of such termination.

Mr. Greenberg

Restricted Stock

In connection with the Greenberg Retention Agreement, pursuant to which Mr. Greenberg delayed his departure from the Company until February 11, 2022 in order to facilitate a smooth transition of his responsibilities, the Compensation Committee determined to vest the 3,424 Time-Based Restricted Stock Awards that were still unvested as of Mr. Greenberg’s termination date. In connection with his departure from the Company as of February 11, 2022, Mr. Greenberg forfeited his Performance-Based Restricted Stock Awards to Sovos Brands Limited Partnership.

IPO Awards

As disclosed above, Mr. Greenberg forfeited the RSUs and PSUs awarded to him in connection with the IPO when he departed from the Company as of February 11, 2022.

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Executive Compensation

Treatment of Annual RSU and PSU Award Grants

Pursuant to the 2021 Plan, as described above under “Equity Compensation,” our named executive officers may from time to time receive RSU and PSU awards. Pursuant to the Company’s RSU Award Agreement, upon termination of any reason or no reason, any then unvested RSUs will be forfeited immediately, automatically and without consideration. Additionally, upon termination for Good Reason, by the Company without Cause or due to death or Disability, in each case, upon or following a Change in Control, all RSUs will vest on the officer’s termination date. Pursuant to the Company’s PSU Award Agreement, upon termination of service for Good Reason, by the Company without Cause or due to death or Disability, in each case, following the first anniversary of the Date of Grant, a pro-rata portion of the Service Condition will be deemed satisfied based on a fraction, the numerator of which is the number of days from the Date of Grant until the officer’s termination date, and the denominator of which is the total number of days from the Date of Grant until the third anniversary of the Date of Grant. Upon termination of service for Good Reason, by the Company without Cause or due to death or Disability, in each case, upon or following the consummation of a Change in Control, all of the PSUs will satisfy the Service Condition. Further, upon the consummation of a Change in Control prior to the third anniversary of the Date of Grant, a number of PSUs shall become Earned PSUs, equal to the greater of the number of PSUs that are Earned PSUs calculated as if the effective date of the Change in Control was the last day of the Performance Period and the price per share of Common Stock in connection with such Change in Control was the Company’s Ending Stock Price and the number of Target PSUs. All capitalized terms not defined in this section have the meanings set forth in the applicable award agreement.

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Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners and Management

The following table shows information as of April 12, 2022, regarding the beneficial ownership of our common stock as adjusted to give effect to our initial public offering by:

●	each person or group who is known by us to own beneficially more than 5% of our common stock;
●	each member of our Board and each of our named executive officers; and
●	all members of our Board and our executive officers as a group.

Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Percentage of beneficial ownership is based on shares of common stock outstanding as of April 12, 2022. Unvested time-based shares of restricted common stock subject to forfeiture are deemed to be beneficially owned by the holders thereof. Restricted stock units scheduled to vest within 60 days of April 12, 2022 are deemed to be outstanding and beneficially owned by the person holding the options for the purposes of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person. Unless otherwise indicated, the address for each holder listed below is 168 Centennial Parkway, Suite 200, Louisville, Colorado 80027.

	Number of	Percentage
	Shares	of Shares
	Beneficially	Beneficially
	Owned	Owned
5% Stockholders:
Advent International Corporation (1)	63,537,154	63.0%
Wellington Management Group (2)	5,717,666	5.7%
Named Executive Officers and Directors
Todd R. Lachman (3)	2,386,637	2.4%
Christopher W. Hall (4)	166,535	*
Richard P. Greenberg	123,501	*
William R. Johnson (5)	1,334,088	1.3%
Jefferson M. Case (6)	—	*
Robert L. Graves (7)	4,117,462	4.1%
Neha U. Mathur (6)	—	*
David W. Roberts (6)	—	*
Valarie L. Sheppard (8)	8,333	*
Vijayanthimala (Mala) Singh (8)	8,333	*
All executive officers and directors as a group (16 persons)	9,118,532	9.2%

*     Beneficial ownership of less than 1%.

(1)	Reflects beneficial ownership by Advent International Corporation as of December 31, 2021, as reported on Schedule 13G filed with the SEC on February 4, 2022, reporting sole voting and dispositive power over 63,537,154 shares. The business address of this entity is Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199-8069.
(2)	Reflects beneficial ownership by Wellington Management Group as of December 31, 2021, as reported on Schedule 13G filed with the SEC on February 4, 2022, reporting shared voting power over 4,361,801 shares and shared

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Security Ownership of Certain Beneficial Owners and Management

dispositive power over 5,717,666 shares. The business address of this entity is c/o Wellington Management Company, 280 Congress Street, Boston, MA 02210.
(3)	Includes 750,448 shares of restricted common stock. Also includes 289,267 shares of common stock and 188,061 shares of restricted common stock held by the Todd Lachman 2021 Family Trust.
(4)	Includes 123,224 shares of restricted common stock.
(5)	Includes 256,987 shares of restricted common stock.
(6)	Excludes shares held by funds affiliated with Advent International Corporation (“Advent Funds”). Mr. Case, Ms. Mathur and Mr. Roberts disclaim beneficial ownership of the shares held by the Advent Funds, except to the extent of their respective pecuniary interest therein, if any.
(7)	Represents 4,107,462 shares held by Batak, LLC and 10,000 shares held by an affiliated trust.
(8)	Includes 8,333 unvested Director RSUs that will vest within 60 days of April 12, 2022.

The following table provides information regarding shares outstanding and available for issuance under our existing equity incentive plans as of December 25, 2021, the end of our last fiscal year:

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

	Number of securities			Number of securities
	to be issued		Weighted-average	remaining available for
	upon exercise of		exercise price of	future issuances
	outstanding options,		outstanding options,	under equity
	warrants and rights		warrants and rights	compensation plans
	(a)		(b)	(c)
Equity compensation plans approved by security holders	4,272,273	(1)	N/A	8,130,060
Equity compensation plans not approved by security holders	—		—	—
Total	4,272,273		N/A	8,130,060
(1)	Includes (i) 927,222 shares underlying RSUs and 681,962 shares underlying PSUs, in each case, granted under the 2021 Plan and (ii) 72,241 unvested shares of Time-Based Restricted Stock and 2,590,848 unvested shares of Performance-Based Restricted Stock, in each case, distributed in respect of 35,558 Time-Based Incentive Units and 46,814 Performance-Based Incentive Units awarded by Sovos Brands Limited Partnership under the 2017 Plan. The maximum number of shares available for issuance to participants pursuant to awards under the 2021 Plan is 9,739,244. The Company has not since the IPO issued and will not in the future issue awards under the 2017 Plan. See “Equity Compensation—Restricted Stock” above for more information.

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Certain Relationships and Related Party Transactions

Certain Relationships and Related Party Transactions

Set forth below is a description of certain relationships and related person transactions between us or our subsidiaries and our directors, executive officers or holders of more than 5% of our voting securities.

Service and Vendor Related Agreements

Morning Fresh Dairy Farm, LLC (“Morning Fresh”) is an entity owned and controlled by Robert L. Graves, our Vice President, Strategic Initiatives and a member of our Board.

Morning Fresh regularly purchases inventory from Noosa Yoghurt for sale to its customers. Sales of inventory to Morning Fresh totaled $0.5 million during fiscal 2021. On January 1, 2018, Morning Fresh and Noosa Yoghurt entered into a supply and water discharge agreement (the “Milk Supply and Water Discharge Agreement”) with a base term ending December 31, 2027, with the option available for extension for a total of 15 additional two-year periods. Four years’ advance written notice is required for either party to terminate the Milk Supply and Water Discharge Agreement. Pursuant to the Milk Supply and Water Discharge Agreement, Noosa Yoghurt regularly purchases milk from Morning Fresh for use in our manufacturing processes and repays Morning Fresh for certain capital improvements undertaken at its facilities at our behest, and Morning Fresh accepts treated water produced in connection with our yogurt production on a daily basis. Noosa Yoghurt has agreed to accept up to 3,650,000 gallons of milk, as determined by Morning Fresh, and to pay $396,000 for such capital improvements each year for the duration of the Milk Supply and Water Discharge Agreement. Further, milk purchased pursuant to the Milk Supply and Water Discharge Agreement is priced on a month-to-month basis based on the USDA’s Central Federal Order No. 32 for Class II milk, plus surcharges and premiums, and the published Dairy Farmers of America bill for that month. As of December 25, 2021, Noosa Yoghurt had future commitments to purchase approximately $39.4 million of milk from Morning Fresh, approximated at current market price. Noosa Yoghurt paid entities affiliated with Robert L. Graves $5.9 million under the Milk Supply and Water Discharge Agreement in fiscal 2021.

In addition, we apply the majority of our solid waste from our Colorado facility to the adjoining farmland, which is owned by Mr. Graves, under a beneficial use determination.

We purchase packaging labels from Fort Dearborn Company (“Fort Dearborn”), an affiliate of Advent. Effective July 15, 2021, Rao’s Specialty Foods entered into a supply agreement (the “Supply Agreement”) with Fort Dearborn. Pursuant to the Supply Agreement, Rao’s Specialty Foods has agreed to purchase all of its pasta and pizza sauce labels from Fort Dearborn. Rao’s Specialty Foods may terminate its obligation to purchase all of its pasta and pizza sauce labels from Fort Dearborn in the event that Fort Dearborn fails to meet certain service levels. The Supply Agreement has a base term ending on December 31, 2024, which will automatically renew for two additional one-year periods. Either party may terminate the agreement on ninety days’ written notice during any renewal period. We paid Fort Dearborn $1.8 million in fiscal 2021.

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Certain Relationships and Related Party Transactions

Lease Agreements

On November 20, 2014, Morning Fresh and Noosa Yoghurt entered into a lease agreement, as amended and restated effective as of January 1, 2018 (the “Facilities Lease Agreement”) and a ground lease agreement, as amended and restated effective as of January 1, 2018 (the “Ground Lease Agreement”). The Facilities Lease Agreement and the Ground Lease Agreement each expire on December 31, 2027, with the option available for extension for a total of 15 additional two-year extensions. Four years’ advance written notice is required for Noosa Yoghurt to terminate the Facilities Lease Agreement, and Noosa Yoghurt may terminate the Ground Lease Agreement with six months’ advance written notice or, if the Facilities Lease Agreement terminates, with delivery of written notice. The Facilities Lease Agreement contains an ongoing right of first offer for Noosa Yoghurt to purchase all or any portion of the property and an option for Noosa Yoghurt to purchase the manufacturing facility on or before December 31, 2029 for $4.6 million. The rent for both the Facilities Lease Agreement and the Ground Lease Agreement is subject to annual increases. Noosa Yoghurt paid a total of $0.7 million to Morning Fresh under the Facilities Lease Agreement and the Ground Lease Agreement during fiscal 2021.

Stockholder Note Repayment and Termination

On January 10, 2019, Sovos Brands Limited Partnership entered into an agreement with Todd R. Lachman, our Founder, President and Chief Executive Officer and a member of our Board, to sell and issue 5,217.3913 Class A units in exchange for a $6.0 million stockholder note (the “Stockholder Note”). Interest on the Stockholder Note accrues and compounds quarterly at a rate equal to the long-term applicable federal rate per annum on the date of issuance on the unpaid principal amount of the Stockholder Note. The federal rate used on the date of issuance was the January 2019 long-term applicable federal rates for purposes of Section 1274(d) of the Code, which was 3.12%. The Stockholder Note was secured by a first priority security interest in and to, and a lien upon and right of set-off against, 8,217.3913 Class A units and 16,634.697 Incentive Units owned by Mr. Lachman. The Stockholder Note would have matured and been paid in full plus all accrued and unpaid interest (the “loan balance”) on January 10, 2028. The loan balance would have become immediately due and payable prior to maturity upon the occurrence of certain events. The Stockholder Note accrued interest in the amounts of $0.2 million and $0.2 million in fiscal 2020 and fiscal 2019, respectively. On February 26, 2021, the Stockholder Note was repaid in full and terminated.

Policies for Approval of Related Person Transactions

Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification by the Audit Committee of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or series of transactions or arrangements in which we participate (whether or not we are a party) and a related person has or will have a direct or indirect material interest in such transaction. A related person includes (i) our directors, director nominees or executive officers, (ii) any 5% record or beneficial owner of our common stock or (iii) any immediate family member of the foregoing. In reviewing and approving any related person transaction, our Audit Committee considers all of the relevant facts and circumstances, and consideration of various factors enumerated in the policy.

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Solicitation of Proxies

Stockholders’ Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2023 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Corporate Secretary by mail c/o Corporate Secretary, Sovos Brands, Inc., 1901 Fourth Street, #200, Berkeley, CA 94710 and by email at CorporateSecretary@SovosBrands.com by December 23, 2022.

Stockholders intending to present a proposal at the 2023 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2023 Annual Meeting of Stockholders no earlier than February 9, 2023 and no later than March 11, 2023. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2023 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 9, 2023, then our Corporate Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2023 Annual Meeting and not later than the 90th day prior to the 2023 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us.

Furthermore, in addition to the requirements of SEC Rule 14a-8 or our Bylaws, as applicable, as described above, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to our Corporate Secretary that sets forth the information required by Rule 14a-19 of the Exchange Act no later than April 10, 2023.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Other Matters

Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting of Stockholders is attached to this Proxy Statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

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Sovos Annual Report on Form 10-K

Sovos Brands, Inc.’s Annual Report on Form 10-K

A copy of Sovos Brands’ Annual Report on Form 10-K for the fiscal year ended December 25, 2021, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 12, 2022, without charge upon written request addressed to:

Corporate Secretary

Sovos Brands, Inc.

1901 Fourth Street, #200

Berkeley, CA 94710

A reasonable fee will be charged for copies of exhibits. You also may access this Proxy Statement and our Annual Report on Form 10-K at www.proxyvote.com and on our investor relations website at ir.sovosbrands.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Isobel Jones, Corporate Secretary
April 25, 2022

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Appendix

Appendix

NON-GAAP FINANCIAL MEASURES

Sovos Brands, Inc. uses certain non-GAAP financial measures, as defined by the Securities and Exchange Commission, in this Proxy Statement. Our presentation of non-GAAP financial measures is intended to supplement our performance measures that are not required by, or presented in accordance with, GAAP. Non-GAAP financial measures should not be considered as alternatives to operating income, net income, earnings per share, net sales or any other performance measures derived in accordance with GAAP, or as measures of operating cash flows or liquidity. Non-GAAP financial measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Management believes that non-GAAP financial measures are helpful in highlighting performance trends because non-GAAP financial measures exclude non-recurring and unusual items and non-cash expenses, which we do not consider indicative of ongoing operational performance. Our presentation of non-GAAP financial measures should not be construed to imply that our future results will be unaffected by these items. By providing these non-GAAP financial measures, management believes we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. Please see our Annual Report on Form 10-K for the fiscal year ended December 25, 2021, for a reporting of our financial results in accordance with GAAP. The non-GAAP financial measure included in this Proxy Statement that needs to be reconciled is Adjusted EBITDA.

The following information is provided to reconcile Adjusted EBITDA, the non-GAAP financial measure disclosed in this Proxy Statement to Net Income, its most comparable GAAP measure.

	Fiscal Year Ended
(In thousands)	December 25, 2021	December 26, 2020
Net income	$1,919	$10,825
Interest	30,885	19,895
Income tax expense	(3,675)	(6,677)
Depreciation and amortization	37,812	33,797
EBITDA	74,291	71,194
Transaction and integration costs(1)	4,227	12,396
Initial public offering readiness(2)	5,559	2,701
Non-cash equity-based compensation(3)	9,823	1,915
Supply chain optimization(4)	—	1,914
Non-recurring costs(5)	21,245	1,012
Adjusted EBITDA	$115,145	$91,132
(1)	Consists of transaction costs and certain integration costs associated with the Birch Benders Acquisition as well as costs associated with incomplete potential acquisitions and substantial one-time costs related to a large, uncompleted transaction.
(2)	Consists of costs associated with preparing for an IPO, including public company readiness, primarily comprised of professional fees.
(3)	Consists of non-cash equity-based compensation expense associated with the grant of equity-based compensation provided to officers, directors and employees.
(4)	Consists of expenses for professional fees related to supply-chain manufacturing optimization and costs associated with SKU rationalization and certain other strategic initiatives.
(5)	Consists of costs related to loss on extinguishment of debt, forgiveness of capital advance, legal and consulting costs associated with the dividend, ERP conversion costs related to integrating acquisitions and employee separation costs.

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SCAN TO VIEW MATERIALS & VOTE SOVOS BRANDS, INC. 168 CENTENNIAL PKWY, SUITE 200 LOUISVILLE, CO 80027 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 9:59 PM Mountain Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SOVO2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 9:59 PM Mountain Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D83243-P71974 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. SOVOS BRANDS, INC. The Board of Directors recommends you vote FOR the following proposals: 1.Election of the Class I Directors to serve until the 2025 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified For Withhold Nominees:       1a. Todd R. Lachman 1b. Neha U. Mathur For Against Abstain 1c. Valarie L. Sheppard    2.Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 Note: Stockholders may be asked to transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D83244-P71974 SOVOS BRANDS, INC. Annual Meeting of Stockholders June 9, 2022 9:00 AM MT This proxy is solicited by the Board of Directors The undersigned stockholder appoints Todd Lachman, Christopher Hall and James Potter or any of them, as proxies, each with the power to appoint his/her substitute, and authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Sovos Brands, Inc. that the undersigned stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM MT on June 9, 2022 at www.virtualshareholdermeeting.com/SOVO2022, and any continuation, adjournment or postponement thereof with discretionary authority as to any other business that may properly c ome before the meeting. This proxy, when properly executed, will be voted in the manner directed. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side